Exhibit 5

(Notes)

This document has been translated from the Japanese original of the Notice of the Extraordinary Meeting of Shareholders for your convenience only, without any warranty as to its accuracy or as to the completeness of the information. In the event of any discrepancy between this translated document and the Japanese original version of this document, the original shall prevail.

Securities Code: 2132

June 22, 2016

To Our Shareholders:

2-11-1 Nagatacho, Chiyoda-ku, Tokyo
IREP Co., Ltd.
Shunsuke Konno, President & CEO

Notice of the Extraordinary Meeting of Shareholders

Notice is hereby given that the Extraordinary Meeting of Shareholders (the “Meeting”) of IREP Co., Ltd. (the “Company” or “IREP”) will be held as described below. Your attendance at the Meeting is cordially requested.

If you are unable to attend the Meeting in person, you may exercise your voting rights in writing. We kindly request you to review the “Reference Documents for the Extraordinary Meeting of Shareholders” enclosed herewith. Please send us the enclosed voting form by return mail, indicating your votes “for” or “against” the proposals stated below in the section “Matters to be resolved.” Please ensure that any such voting form arrives at the Company no later than 6:00 p.m. on Wednesday July 6, 2016 (Japan Time).

Sincerely yours,

1. Date and Time:	10:00 a.m., July 7 (Thursday), 2016 (Japan Time)
(Reception commences at 9:30 a.m.)
2. Place:	Galaxy, ANA InterContinental Tokyo, B1 floor 1-12-33 Akasaka, Minato-ku, Tokyo
3. Agenda for the Meeting:
[Matters to be resolved]
Agenda No. 1:	Approval of Share Transfer Plan
Agenda No. 2:	Partial Amendment to the Articles of Incorporation

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Of the documents to be provided with this Notice of Convocation, the Business Report and the Financial Statements, etc. for the last fiscal year of the other wholly-owned subsidiary of D.A.Consortium Holdings Inc. participating in the joint share subsidiary (D.A.Consortium Inc.) referred to in Agenda No. 1 are posted on the Company’s website (http://www.irep.co.jp/ir/stock/stockholders_meeting.html) in accordance with laws and regulations and the provisions of Article 14 of the Articles of Incorporation.

When you attend the Meeting in person, we kindly request that you submit the enclosed voting form to the reception desk.

If there are any items included in the following Reference Documents for the Extraordinary Meeting of Shareholders, the amended items will be posted on the Company’s website. (http://www.irep.co.jp/ir/stock/stockholders_meeting.html)

There are no souvenirs available for shareholders attending the Meeting. We would appreciate your understanding.

Reference Documents for the Extraordinary Meeting of Shareholders

Agenda No. 1: Approval of the Share Transfer Plan

1.	Reason for the Share Transfer

The DAC Group (“DAC Group”) is a corporate group comprising D.A.Consortium Inc. (“DAC”) and IREP as a principal subsidiary of DAC. DAC Group provides leading services in the domain of internet business such as planning for advertising transactions, advertising services mainly catering to stocking and selling, technologies related to internet advertising, advertising solutions such as creative and consulting, and management services on applications for smartphones. Each member company of DAC Group has been enhancing its specialties and competitiveness and expanding businesses at home and abroad to create enterprise value.

DAC has been maintaining close and effective relationships with a full range of internet media and advertising companies, including the Hakuhodo DY Group, as key clients. In so doing, DAC holds prominent status in the industry catering to sponsors in the arena of both global and national brands. In recent years, DAC has been cooperating with media companies for the development and standardization of innovative advertising formats to revitalize advertising markets, focusing on smart device advertising and media display ad network advertising led by mushrooming markets for animation advertisement, texting services, and curation media to materialize the expansion and diversification of businesses. Further, DAC has been stepping up efforts to tap into new markets through providing data management platforms by in-house development to optimize the utilization of effective data for the distribution of advertisements.

In 2002, the Company made a debut billing a search advertising in Japan, formulating businesses in the area of “supporting internet marketing.” As a strategy to ensure the edge, the Company embraces the business concept of SEM integrator (specialized SEM agency), differentiating from other agencies by employing a prominent display ad network to establish a management system for lasting growth. In April 2006, the Company engaged in a capital and business alliance with Hakuhodo DY Media Partners Incorporated (“Hakuhodo DY Media Partners”) to expand marketing into the promising national client market on top of direct marketing. The Company became a consolidated subsidiary in December 2010 through the tender offer by DAC. During the period DAC and the Company cooperated with each other, integrating the management of listing advertisements, headed by the search advertisement of DAC, including the Hakuhodo DY Group, into the Company. Consequently, the DAC Group and Hakuhodo DY Group have greatly increased sales of “Performance-based Advertising”. Furthermore, thanks to the increasing business of direct marketing, the Company has been able to increase its market share in terms of the volume of listing advertisements on Yahoo and Google in Japan. On the other hand, recent years have seen the sea change of business environments, highlighting display ad network advertisement and going beyond search advertisements. Also advertisement products on communication media such as Facebook, Twitter, and LINE have diversified dramatically. Under these backgrounds, it is a pressing mission for digital marketing agencies to pursue prescriptions to bolster the line of products on top search advertisement and serve as a professional group, realizing effective results for a wide range of customers.

Advertisement on the internet has been recording two-digit annual growth. Further, the evolution for digitalization of mass media would ensure the sustainable growth. Today, the global dissemination of smart device and the progress of IoT (Internet of Things) helps create ground where we come across information and advertisements anywhere 24/7 in our life. Currently, smart-phone applications catering to multiple needs are available and new businesses utilizing AI (artificial intelligence) to optimize the quality services for individuals have been popping up, while global players have been diversifying scope into services in every aspect of our life. Usage and time with smart devices by internet users has been on the rise, creating huge volume of contents and data. Meanwhile, the technology to assess such data to be applied for marketing will increasingly evolve in the future. At the same time, the globalized economy entails global perspectives for marketing activities. On top of that, relevant technologies to meet with current needs will also be utilized for cross-border services. So, we might face the situation where the promotion of domestic digital marketing is not a viable solution for survival. As noted above, we assume the market for internet advertisement will be transformed into cross-border competition due to ongoing technological innovations.

DAC and the Company have been weighing game plans to enhance the enterprise value by effectively utilizing corporate resources to ensure sustainable growth through nimble response to cope with expanding markets involving unprecedented changes in business environments. As a result, we have realized that it would be reasonable to maintain rapport with respective customers, and corporate culture and autonomy to keep competitiveness, while integrating existing technologies and new global areas by streamlining overlapped businesses, as much as practicable to materialize the management integration to play a role as the leader of the industry. To achieve these objectives, we opted for the business integration by establishing a wholly owning company of the Company, “D.A.Consortium Holdings Inc., (the “Holding Company”), rather than the merger to become perfect unitary organization.

For successful business integration, it is inevitable for both companies to synchronize relevant strengths to further share group principles to build up the system to quickly deal with the changing business climate and to find out solutions for our challenges. For this reason, we have wound up the plan for the integration through the establishment of the Holding Company to carry out the following: 1) reinforcement for the strategic function of the group, 2) efficient employment with management resources of the group, and 3) maximization of the value for stakeholders.

1) Reinforcement for the strategic function of the group

We will clarify the business objectives of the group and roles of each member company so that we can pursue the optimization of the group, Also, in doing so, we will reinforce the decision making function and group strategy for the planning and operating function. Specifically, the Holding Company will specialize in the management of integral business strategy to principally come up with business plans from comprehensive perspective while each operating company promotes respective specialized business through the optimal organizational structure, including effective integration and reorganization to achieve sustainable growth and higher corporate values under collaboration to resolve issues and enhance the growth based on the strategy.

2) Efficient employment with management resources of the group

We will aim to enhance business efficiency by way of effective realignment of management resources within the group. In other words, we will boost cost efficiency by integrating corporate functions and administrative divisions into the Holding Company and ensure reasonable allocation by funneling management resources into promising areas under group strategy. The Holding Company will spearhead areas of R&D, global business, and operation etc. as a common platform of the group so that we can perform rational business management to improve the profitability of the whole group.

3) Maximization of the value for stakeholders

Under the Holding Company with the consolidated strategic function, DAC and the Company will explore respective specialties. Specifically, while DAC will reinforce the partnership with the media and advertising companies cultivated since the establishment of DAC to provide optimal services, the Company will strengthen the agency function to offer a variety services to customers to help solve their challenges for the marketing, and both companies will step up efforts to aim at further growth. Through this strategy, both companies will make contributions to the growth of the whole group, creating the synergy effect as well as frontiers for successful businesses, maximizing the corporate value for all of shareholders, customers, employees, and local communities.

This Agenda item seeks approval for the share transfer plan (the “Share Transfer Plan”), whereby DAC and the Company establish the Holding Company, which is a wholly owning parent company, through a joint share transfer pursuant to Article 772 of the Companies Act (the “Share Transfer”) and become its wholly-owned subsidiaries for the above-mentioned purpose.

2.	Contents of Share Transfer Plan

The contents of the Share Transfer are presented in the Share Transfer Plan (Copy) below. Annex 2 through to Annex 9 of the Share Transfer Plan (Copy) are presented in the “Reference Document for the Meeting of Shareholders, Agenda No. 1 Supplementary Volume 1,” and Annex 10 through Annex 23 are presented in the “Reference Document for the Meeting of Shareholders, Agenda No. 1 Supplementary Volume 2.”

Share Transfer Plan (Copy)

D.A.Consortium Inc. (hereinafter referred to as “DAC”) and IREP Co., Ltd. (hereinafter referred to as “IREP”) agreed on the share transfer through a joint share transfer and jointly prepared the share transfer plan (hereinafter referred to as “the Share Transfer Plan”) as follows:

Article 1	(Share Transfer)

DAC and IREP, pursuant to the Share Transfer Plan, on the day of establishment (to be defined in Article 7 hereof, the same shall apply hereinafter) of a wholly owning parent company incorporated through a share transfer (hereinafter referred to as “New Company”) will implement a share transfer to have a New Company acquire all outstanding shares of DAC and IREP through a joint share transfer (hereinafter referred to as the “Share Transfer”).

Article 2	(Purpose, Trade Name, Location of the Head Office, Total Number of Authorized Shares, and Other Matters Provided in the Articles of Incorporation of the New Company)
1.	The purpose, trade name, location of the head office, and total number of authorized shares are as described below:
(1)	Purpose

The purpose of the New Company is as specified in Article 2 of Annex 1, the Articles of Incorporation.

(2)	Trade Name

The trade name of the New Company is “D.A.Consortium Holdings Kabushiki Kaisha,” or “D.A.Consortium Holdings Inc.,” in English.

(3)	Location of Head Office

The head office of the New Company is located in Shibuya-ku, Tokyo. The location of the head office is 4-20-3, Ebisu, Shibuya-ku, Tokyo.

(4)	Total Number of Authorized Shares

The total number of authorized shares of the New Company is 250,000,000.

2.	Other than those matters specified in previous paragraphs, the matters specified in the Articles of Incorporation of the New Company are as specified in Annex 1, the Articles of Incorporation.

Article 3	(Names of Directors, Corporate Auditors, and Accounting Auditors at the establishment of New Company)
1.	The names of directors at the establishment of the New Company are as listed below:

Hirotake Yajima

Shunsuke Konno

Akihiko Tokuhisa

Tatsuya Daito

Masaya Shimada

Atsushi Nagai

Masaki Mikami

Masato Igarashi

Naoki Nozawa

Michinari Nishimura (Outside Director)

Iwao Aso (Outside Director)

2.	The names of corporate auditors at the establishment of the New Company are as listed below:

Hisaharu Terai

Masanori Nishioka

Hiroshi Mizukami (Outside Auditor)

Akira Otsuka (Outside Auditor)

Shiro Morishima (Outside Auditor)

3.	The name of the accounting auditor at the establishment of the New Company is as presented below:

KPMG AZSA LLC

Article 4	(Shares issued at Share Transfer and Share Allocation)
1.

The New Company will issue to those who are shareholders of DAC and IREP at the time immediately before the acquisition all outstanding shares of DAC and IREP (hereinafter referred to as ”the base time”) in exchange for common shares of DAC and IREP they hold, respectively, the same number of common shares of the New Company as the total of (i) the number calculated by multiplying the total number of shares DAC issues at the base time by 1, and (ii) the number calculated by multiplying the total number of shares IREP issues at the base time by 0.83.

2.	The New Company will allocate to shareholders of DAC and IREP at the base time common shares of the New Company to be issued pursuant to the previous paragraph in the following ratios:
(1)	For shareholders of DAC, with the ratio at 1 common share of the New Company for 1 common share of DAC the shareholder holds
(2)	For shareholders of IREP, with the ratio at 0.83 common share of the New Company for 1 common share of IREP the shareholder holds
3.

If there is a fraction less than 1 share in the calculations in the previous two paragraphs, that fraction will be processed pursuant to Article 234 of the Companies Act (Act No. 86 of July 26, 2005, including subsequent revisions, the same shall apply hereinafter), and other associated laws or regulations.

Article 5	(Treatment of Subscription Rights to Shares)
1.	Issuance of Subscription Rights to Shares
(1)

The New Company will issue upon the Share Transfer to holders of subscription rights to shares issued by DAC at the base time as listed in Column 1 of (i) through (x) of the following table, in exchange for subscription rights to shares of DAC they hold, the same number of subscription rights to shares listed in Column 2, as those of such subscription rights to shares at the base time, respectively.

	Column 1		Column 2
	Name	Contents	Name	Contents
(i)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Annex 2	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Annex 3
(ii)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Annex 4	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Annex 5

	Column 1		Column 2
	Name	Contents	Name	Contents
(iii)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Annex 6	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Annex 7
(iv)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Annex 8	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Annex 9
(v)	D.A.Consortium Inc. Subscription Rights to Shares #5	Specified in Annex 10	D.A.Consortium Holdings Inc. Subscription Rights to Shares #1	Specified in Annex 11
(vi)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Annex 12	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Annex 13
(vii)	D.A.Consortium Inc. Subscription Rights to Shares #6	Specified in Annex 14	D.A.Consortium Holdings Inc. Subscription Rights to Shares #2	Specified in Annex 15
(viii)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Annex 16	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Annex 17
(ix)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Annex 18	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Annex 19
(x)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Annex 20	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Annex 21

(2)

The New Company will issue upon the Share Transfer to holders of subscription rights to shares issued by IREP at the base time as listed in Column 1 of (i) of the following table, in exchange for subscription rights to shares of IREP they hold, the same number of subscription rights to shares listed in Column 2, as those of such subscription rights to shares at the base time, respectively.

	Column 1		Column 2
	Name	Contents	Name	Contents
(i)	IREP Co., Ltd. Subscription rights to shares #2	Specified in Annex 22	D.A.Consortium Holdings Inc. Subscription rights to shares #3	Specified in Annex 23

2.	Allocation of subscription rights to shares
(1)

The New Company will allocate upon the Share Transfer to holders of subscription rights to shares of DAC at the base time one subscription right to shares listed in Colum 2 for each subscription rights to shares they hold as listed in Column 1 of (i) through (x) of the table in the item (1) of Paragraph 1.

(2)

The New Company will allocate upon the Share Transfer to holders of subscription rights to shares of IREP at the base time one subscription right to shares listed in Colum 2 for each one subscription right to shares they hold as listed in Column 1 of (i) of the table in the item (2) of Paragraph 1.

Article 6	(Matters regarding the Amount of Paid-in Capital and Reserves of the New Company)

The amounts of paid-in capital and reserves, etc. of the New Company at the day of establishment are as listed below:

(1)	Paid-in capital

JPY 4,000,000,000

(2)	Capital reserves

JPY 1,000,000,000

(3)	Earned reserve

JPY 0

(4)	Capital surplus

Amount calculated by subtracting the total of (1) and (2) above from changes in equity capital provided in Article 52, Paragraph 1 of the Corporate Accounting Rules

Article 7	(Day of Incorporation of the New Company)

The day when establishment of the New Company should be registered (hereinafter referred to as “the Day of Incorporation of the New Company”) is October 3, 2016. If required in the Share Transfer procedure or for other reasons, however, the day of incorporation may be changed through discussions between DAC and IREP.

Article 8	(Shareholder Meeting to Approve Share Transfer Plan)
1.	DAC will hold an ordinary shareholder meeting on June 27, 2016 and seek a resolution to approve the Share Transfer Plan and matters required for the Share Transfer.
2.	IREP will hold an ordinary shareholder meeting on July 7, 2016 and seek a resolution to approve the Share Transfer Plan and matters required for the Share Transfer.
3.

If required by the Share Transfer procedure or for other reasons, however, the holding day of shareholder meetings to approve the Share Transfer Plan and matters required for the Share Transfer, specified in the previous two paragraphs, may be changed through discussions between DAC and IREP.

Article 9	(Stock Listing, Shareholder Register Administrator)
1.

DAC and IREP will work together through good-faith discussions to follow procedures for listing so that common shares issued by the New Company are listed on the Second Section of the Tokyo Stock Exchange on the day of incorporation.

2.	The shareholder register administrator at the establishment of the New Company will Mitsubishi UFJ Trust and Banking Corporation.

Article 10	(Dividend of Surplus Funds)
1.

DAC may pay a dividend of surplus to holders of common shares of DAC registered or prescribed in the final shareholder register as of March 31, 2016 or registered pledgee of shares at the maximum of JPY 12 per share.

2.

IREP may pay a dividend of surplus to holders of common shares of IREP registered or prescribed in the final shareholder register as of September 30, 2016 or registered pledgee of shares at the maximum of JPY 1.5 per share.

3.

Except as specified in previous two paragraphs, DAC and IREP shall not pay a dividend of surplus for which the base date is prior to the incorporation of the New Company after preparing the Share Transfer Plan, unless otherwise agreed by DAC and IREP through discussions.

Article 11	(Retirement of Own Shares)

DAC and IREP will retire all own shares (including own shares acquired in response to a request for purchase of shares exercised by dissenting shareholders upon the Share Transfer pursuant to Article 806, Paragraph 1 of the Companies Act) owned at the base time through resolutions of each Board of Directors by the day prior to the incorporation of the New Company.

Article 12	(Management, etc. of Corporate Assets)

DAC and IREP, after preparing the Share Transfer Plan and up to the day of the incorporation of the New Company, shall execute their businesses and manage and operate their assets with the care of a good manager, and they shall conduct any act that clearly has a material impact on their businesses, assets or rights and obligations following agreement obtained through prior discussions between DAC and IREP, except as specifically specified in the Share Transfer Plan.

Article 13	(Effectiveness of Share Transfer)

The Share Transfer will no longer be effective if the resolution for the approval of the Share Transfer Plan or matters required for the Share Transfer are not resolved at either of the shareholder meetings of DAC or IREP specified in Article 8, approval by relevant administrative authorities of matters required for the Share Transfer if it is not obtained by the day of the incorporation of the New Company or the Share Transfer is suspended pursuant to the succeeding article.

Article 14	(Changes in Conditions for Share Transfer and Suspension of Share Transfer)

If there is any material change in the financial standing or business status of either DAC or IREP, after preparing the Share Transfer Plan and up until the day of the incorporation of the New Company, if it becomes obvious that such change occurs, if any event that poses a major obstacle to the implementation of the Share Transfer occurs or it becomes obvious that such event occurs, or it becomes significantly difficult to achieve the objectives of the Share Transfer, DAC and IREP may change the conditions of the Share Transfer and the contents of the Share Transfer Plan or suspend the Share Transfer through good-faith discussions and with written agreement.

Article 15	(Matters for consultation)

Besides the matters specified in the Share Transfer Plan, matters not provided in the Share Transfer Plan, or other matters required for the Share Transfer are decided in accordance with the intent of the Share Transfer Plan through separate good-faith discussions between DAC and IREP and with their agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by DAC and IREP in duplicate, each party retaining one copy thereof, respectively.

May 11, 2016

DAC:	D.A.Consortium Inc.

Hirotake Yajima, President & CEO

4-20-3, Ebisu, Shibuya-ku, Tokyo, Japan

IREP:	IREP Co., Ltd.

Shunsuke Konno, President & CEO

2-11-1, Nagatacho, Chiyoda-ku, Tokyo, Japan

  (Annex 1) Articles of Incorporation of D.A.Consortium Holdings Inc.

Articles of Incorporation of D.A.Consortium Holdings Inc.

Chapter 1 General Rules

(Trade name)

Article 1

The name of the Company shall be “D.A.Consortium Holdings Kabushiki Kaisha,” or “D.A.Consortium Holdings Inc.,” in English.

(Objective)

Article 2

The objective of the Company shall be to operate the businesses set forth below and associated businesses, and to hold shares or equity of companies in Japan and overseas operating the businesses set forth below and associated businesses, and thereby control or manage the business activities of such companies.

(1)	Purchase, sale, mediation, and planning and consulting of advertising space on digital networks such as the Internet,
(2)	Planning, operating, and consulting related to advertising, marketing, promotional, or public relations activities using digital networks such as the Internet,
(3)	Sale of information systems associated with advertising using digital networks such as the Internet,
(4)	Business entrustment related to purchase, sale, or intermediation businesses for advertising using digital networks such as the Internet,
(5)	Businesses with regard to planning, production, operation, and maintenance of websites on the Internet,
(6)	Sale and purchase or intermediation for trading websites,
(7)	Worker dispatch business,
(8)	Investing in shares or securities, holding, managing and trading thereof,
(9)	Trading, leasing, management, intermediation, brokerage, appraisal, agency, or consulting businesses for real estate,
(10)	Production, publishing or sale of books, magazines, etc.,
(11)	Non-life insurance agency, and businesses for soliciting life insurance, and
(12)	Any other business incidental to the businesses referred to in any of foregoing items.

(Location of Head Office)

Article 3

The head office of the Company shall be located in Shibuya-ku, Tokyo.

(Organs)

Article 4

The Company shall have the following organs in addition to the General Shareholder Meetings and Directors:

(1)	Board of Directors
(2)	Corporate Auditors
(3)	Board of Corporate Auditors, and
(4)	Accounting Auditors.

(Method of Public Notice)

Article 5

The Company shall issue its public notices electronically. Provided, however, that, if accidents or other inevitable reasons prevent the Company from issuing public notices electronically, the Company shall issue a public notice in the Nihon Keizai Shimbun.

Chapter 2 Shares

(Total Number of Authorized Shares)

Article 6

The total number of authorized shares of the Company shall be 250,000,000.

(Acquisition of Own Shares)

Article 7

The Company may acquire its own shares through market transactions through a resolution of the Board of Directors pursuant to the provision of Article 165, Paragraph 2 of the Companies Act.

(Share Unit Number)

Article 8

The total share unit number of the Company shall be 100.

(Rights to shareholdings less than one unit)

Article 9

The shareholders of the Company shall not exercise rights to shares of less than one unit they hold other than the rights set forth below:

(1)	Rights set forth in each item of Paragraph 2 of Article 189 of the Companies Act,
(2)	Right to claim pursuant to the provision of Article 166, Paragraph 1 of the Companies Act,
(3)	Right to accept the allotment of shares for subscription or subscription right to shares in accordance with the number of shares shareholders hold, or
(4)	Right to demand additional purchase of shares of less than one unit, provided in the succeeding article

(Additional Purchase of shares of less than one unit)

Article 10

A shareholder of the Company may request the Company to sell the number of shares that would constitute one unit of shares, together with the less-than-one-unit shares owned by the shareholder, pursuant to the Rules for Handling Shares, except where the Company does not own the shares with regard to such request.

(Shareholder Register Administrator)

Article 11

1.	The Company shall assign a shareholder register administrator.
2.	The shareholder register administrator and the place where such handling is executed shall be determined through a resolution of the Board of Directors.

(Rules for Handling Shares)

Article 12

Procedures for exercising the rights of shareholders of the Company, other handling and fees of shares shall be governed by the Rules for Handling Shares determined in the Board of Directors, as well as laws or the Articles of Incorporation.

Chapter 3 General Shareholder Meeting

(Calling)

Article 13

An ordinary shareholder meeting of the Company shall be called within three months from the end of each business year, and an extraordinary shareholder meeting shall be called whenever required.

(Base Date of Ordinary Shareholder Meeting)

Article 14

The base date of voting rights of the ordinary shareholder meeting of the Company shall be March 31 of every year.

(Convener and Chairperson)

Article 15

1.	Shareholder meetings shall be called and chaired by President.
2.	In the absence or disability of President, other directors shall call and chair general shareholder meetings in accordance with the predetermined sequence.

(Disclosure of Reference Material for General Shareholder Meetings on the Internet and Deemed Provision)

Article 16

The Company shall be deemed to have provided information on matters to be described or displayed in the reference material for shareholder meetings, business reports, financial statements, and consolidated financial statements upon calling shareholder meetings for shareholders by disclosing such information using the Internet pursuant to the Ordinance of the Ministry of Justice.

(Manner of Passing Resolutions)

Article 17

1.

Resolutions of shareholder meetings shall be passed by a majority of voting rights of shareholders present entitled to exercise their voting rights, except as otherwise provided in laws or regulations or the Articles of Incorporation.

2.

The resolution set forth in Article 309, Paragraph 2 of the Companies Act shall be passed by more than two-thirds of voting rights of the shareholders present where shareholders holding more than one third of voting rights of shareholders entitled to exercise their voting rights are present.

(Proxy Voting)

Article 18

1.	Shareholders may exercise their voting rights by appointing another shareholder having a voting right of the Company as a proxy.
2.	Shareholders or their proxies must submit to the Company a document certifying the authority of proxy for each shareholder meeting.

(Minutes)

Article 19

Proceedings and results of shareholder meetings and other matters set forth in other laws or regulations shall be described or recorded in the minutes.

Chapter 4 Directors and Board of Directors

(Number of directors)

Article 20

The number of directors of the Company shall be 15 or less.

(Election Procedure)

Article 21

1.	Directors shall be elected at General Shareholder Meetings.
2.

The resolution to elect directors shall be passed by a majority of votes of shareholders present at a meeting, where shareholders having more than one-third of voting rights of all shareholders entitled to exercise voting rights are present.

3.	The resolution to elect directors shall not be passed by cumulative votes.

(Terms of Office of Directors)

Article 22

1.	The terms of office of directors shall continue until the conclusion of the ordinary shareholder meeting for the last business year that ends within one year from the time of their election.
2.	The terms of office of directors who are elected as a substitute or additional member shall continue until the expiration of the terms of office of other incumbent directors.

(Representative Director and Executive Directors )

Article 23

1.	The Board of Directors shall elect a Representative Director by its resolution.
2.

The Board of Directors may elect one President by its resolution or, when necessary, may elect one Chairman of the Board of Directors, several Vice-chairman of the Board of Directors, Executive Vice-Presidents, Senior Managing Directors, Managing Directors, and Board Advisors, respectively.

(Convener and Chairperson of the Board of Directors)

Article 24

1.	Except as otherwise specified in laws or regulations, meetings of the Board of Directors shall be called and chaired by the Chairman of the Board of Directors.
2.

In the absence or disability of the Chairman of the Board of Directors, the President shall, or in the disability of the President, other Directors shall call and chair general shareholder meetings, in accordance with the sequence predetermined by the Board of Directors.

(Notice of Calling Meetings of the Board of Directors)

Article 25

1.

A notice calling a meeting of the Board of Directors shall be given to each director and corporate auditor no later than three days prior to the day of the meeting. Provided, however, that the period may be shortened if urgently required.

2.	A meeting of the Board of Directors may be held without the calling procedure if the consent of all directors and corporate auditors is obtained.

(Procedure for Passing Resolutions of the Board of Directors)

Article 26

1.	A resolution of the Board of Directors shall be passed by a majority of votes of directors present at a meeting where a majority of all directors entitled to vote are present.
2.	The Company is deemed to have passed a resolution of the Board of Directors, if the requirements of Article 370 of the Companies Act are satisfied.

(Minutes of Meetings of the Board of Directors)

Article 27

The proceedings of a meeting, decisions made at a meeting of the Board of Directors, and other statutory matters shall be described or recorded in the minutes, which directors and corporate auditors present at the meeting shall sign or affix their seals or apply an electronic signature.

(Rules of the Board of Directors)

Article 28

Matters of the Board of Directors shall be governed by laws or regulations, or the Articles of Incorporation, as well as the rules of the Board of Directors, as determined by the Board of Directors.

(Compensation, etc.)

Article 29

Compensation, bonuses, or any property benefits received from the Company as a consideration for the execution of business (hereinafter referred to as “Compensation, etc.”) shall be determined by a resolution passed at a Meeting of General Shareholders.

(Exemption from Liability of Directors)

Article 30

1.

The Company may give directors (including those who were directors) exemption from liability for damages due to negligence in the performance of their duties to the extent of laws or regulations through a resolution of the Board of Directors pursuant to the provision of Article 426, Paragraph 1 of the Companies Act.

2.

The Company may conclude an agreement restricting liabilities for damages due to negligence in the performance of their duties by directors (excluding those who are executive directors) pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, provided, however, that the limit of liabilities based on such agreement shall be the amount set forth in laws or regulations.

Chapter 5 Corporate Auditor and the Board of Corporate Auditors

(Number of Corporate Auditors)

Article 31

The number of corporate auditors of the Companies shall be five or less.

(Election Procedure)

Article 32

1.	Corporate auditors shall be elected at General Meetings of Shareholders.
2.

A resolution to elect corporate auditors shall be passed by a majority of votes of the shareholders present at the meeting where shareholders having more than one-third of voting rights of all shareholders entitled to exercise voting rights are present.

(Term of Office)

Article 33

1.

The terms of office of corporate auditors shall continue until the conclusion of the Ordinary Meeting of Shareholders for the last business year which ends within four years from the time of their election.

2.

The term of office of a corporate auditor elected as a substitute for a corporate auditor who retires before the expiration of his/her term of office shall continue until the expiration of the term of office of the retiring auditor.

(Full-time Corporate Auditor)

Article 34

The Board of Corporate Auditors shall elect full-time corporate auditors by its resolution.

(Notice Calling a Meeting of the Board of Corporate Auditors)

Article 35

1.

A notice calling a meeting of the Board of Corporate Auditors shall be given to each corporate auditor no later than three days prior to the day of the meeting. Provided, however, that the period may be shortened if urgently required.

2.	A meeting of the Board of Corporate Auditors may be held without the calling procedure if the consent of all corporate auditors is obtained.

(Procedure for Passing Resolutions of the Board of Corporate Auditors)

Article 36

A resolution of the Board of Corporate Auditors shall be passed by a majority of votes of corporate auditors, except as otherwise specified in laws or regulations.

(Minutes of the Board of Corporate Auditors)

Article 37

The proceedings of the meeting, decisions made by the Board of Corporate Auditors and other statutory matters shall be described or recorded in the minutes to which corporate auditors present at the meeting sign or affix their seals or put electronic signature.

(Rules of the Board of Corporate Auditors)

Article 38

Matters related to the Board of Corporate Auditors shall be governed by laws or regulations, or the Articles of Incorporation, as well as the rules of the Board of Corporate Auditors as determined by the Board of Corporate Auditors.

(Compensation, etc. of Corporate Auditors)

Article 39

Compensation, etc. of corporate auditors shall be determined by a resolution of a General Meeting of Shareholder.

(Exemption from Liability of Corporate Auditors)

Article 40

1.

The Company may give corporate auditors (including those who have been corporate auditors) exemption from liability for damages due to negligence in the performance of their duties to the extent of laws or regulations by a resolution of the Board of Directors pursuant to the provision of Article 426, Paragraph 1 of the Companies Act.

2.

The Company may conclude an agreement restricting liabilities for damages due to negligence in the performance of their duties of corporate auditors pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, provided, however, that the limit of liabilities based on such agreement shall be the amount set forth in laws or regulations.

Chapter 6 Accounting Auditors

(Election of Accounting Auditors)

Article 41

Accounting auditors shall be elected at Meetings of General Shareholders.

(Term of Office)

Article 42

1.	The term of office of accounting auditors shall continue until the conclusion of the Ordinary Meeting of Shareholders for the last business year that ends within one year from their election.
2.	Unless otherwise resolved at the foregoing Ordinary Meeting of Shareholders, the accounting auditor shall be deemed to be reelected at such Ordinary Meeting of Shareholders.

(Compensation, etc. of Accounting Auditors)

Article 43

Compensation, etc. of accounting auditors shall be determined by the Representative Director with the approval of the Board of Corporate Auditors.

Chapter 7 Calculation

(Business Year)

Article 44

The business year of the Company shall be one year from April 1 of every year to March 31 of the next year.

(Organization Deciding Dividend, etc. such as Surplus)

Article 45

The Company may decide dividend, etc. of the surplus or other matters set forth in items of Paragraph 1 of Article 459 of the Companies Act by a resolution of the Board of Directors, except as otherwise provided in laws or regulations.

(Base Date for Dividend of Surplus)

Article 46

1.	The base date for the year-end dividend of the Company shall be March 31 of every year.
2.	The base date for the interim dividend of the Company shall be September 30 of every year.
3.	Other than as provided for in aforementioned two paragraphs, the Company may pay a dividend of surplus on the base date set by the Company.

(Period of Exclusion for Dividend)

Article 47

1.	In case the dividend is distributed in cash, the Company may be released from its dividend payment obligation if such dividend is not claimed within three years from the payment date.
2.	No interest shall be payable in the case of the previous paragraph.

Supplementary Rules

(Initial Fiscal Year)

Article 1

Notwithstanding the provision of Article 44, the initial fiscal year of the Company shall be the period from the establishment thereof to March 31, 2017.

(Initial Compensation, etc. of Directors and Corporate Auditors)

Article 2

Notwithstanding the provisions of Article 29 and Article 39, the amount of compensation, etc. for the period from the establishment of the Company until the conclusion of the first Ordinary Meeting of Shareholder meeting, shall be within a total of 300 million yen for directors and a total of 50 million yen for corporate auditors.

(Deletion of Supplementary Rules)

Article 3

These supplementary rules shall be deleted upon the conclusion of the first Ordinary Meeting of Shareholders.

3.	Matters concerning the appropriateness of the provisions on matters provided in Item 5 and Item 6 of Paragraph 1 of Article 773 of the Companies Act

(1) DAC and the Company, at the establishment of the Holding Company by a share transfer jointly conducted by wholly-owned subsidiaries, has determined the allotment ratios (“Share Transfer Ratio”) at which common shares of the Holding Company will be allotted to shareholders of wholly-owned subsidiaries as described below, and concluded it to be appropriate.

(i) Share Transfer Ratio

One common share of the Holding Company for each common share of DAC, 0.83 shares of the Holding Company for each common share of the Company shall be allotted, respectively. However, the Share Transfer Ratio set forth above may be adjusted through consultation of both companies based on the Share Transfer Plan in case of material changes to the conditions for calculating the transfer ratio. The share unit number is scheduled to be 100 shares.

If there is a fraction of less than one share due to the Share Transfer, the Holding Company will pay the relevant shareholder a cash amount corresponding to the fractional share pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

The number of newly issued shares of the Holding Company to be delivered through the Share Transfer is scheduled to become 71,372,480 common shares. This number is based on the total number of issued and outstanding shares of DAC of 53,442,300 shares (as of March 31, 2016) and those of the Company of 27,780,000 shares (as of March 31, 2016). However, DAC and the Company plan to retire all of their treasury shares, to the extent practicable, as of the day immediately preceding the effective date of the Share Transfer. Accordingly, 4,864,900 shares held by DAC as of March 31, 2016 and 316,047 shares held by the Company as of March 31, 2016, have been excluded in the calculation for the Share Transfer. Because the number of treasury shares actually retired by the effective date of the Share Transfer is not determined, the number of shares newly issued by the Holding Company may change. The execution of share option for DAC and the Company by the date preceding the date of the Share Transfer may change the number of shares to be delivered by the Holding Company.

Newly issued shares by the Holding Company allotted to the shareholders of DAC and the Company will be listed on the Tokyo Stock Exchange (“TSE”). Once the listing is approved, the shares of the Holding Company will be tradable on the TSE. Therefore, shareholders with more than 100 shares of DAC or 121 shares of the Company equivalent to more than 100 shares (share unit number) are offered liquidity for the shares of the Holding Company.

Further, in case the shareholders of DAC and the Company are allotted shares in an amount less than 100 units of the Holding Company, shareholders will not be able to sell the said shares on TSE or other financial exchanges. Such shareholders may request the Holding Company purchase less-than-share-unit shares or may purchase additional shares to make share units from the Holding Company.

(ii) Basis for Calculation of the Share Transfer Ratio

(a)	Basis for Valuation

To ensure the fairness of the calculation of the Share Transfer Ratio applicable for the Share Transfer, DAC and the Company respectively decided to request the independent third party to provide each opinion to DAC and the Company. DAC has appointed Daiwa Securities Co., Ltd. (“Daiwa Securities”) and the Company has appointed Yamada FAS Co., Ltd. (“Yamada FAS”) to conduct calculation of the Share Transfer Ratio and received valuation reports. The summary of the reports is as follows.

Daiwa Securities adopted a market valuation method as both DAC and IREP have been listed on TSE and thus market prices of shares are available, and collectively adopted a discounted cash flow method (“DCF Method”) to integrate the forthcoming corporate activities into the calculation factors.

The results provided by each method are shown below. In the case that the Holding Company will allot one common share of the Holding Company against one DAC common share, the ranges of the Share Transfer Ratio described below indicate the calculation range of IREP common shares against one DAC common share.

Valuation Method	Valuation range of Share Transfer Ratio
Market Valuation Method	0.71~0.87
DCF Method	0.62~0.86

For the market valuation method, the valuation date of May 10, 2016 was adopted and the average closing prices of stocks of both companies were analyzed for one-month, three-month, and six-month periods prior to the valuation date.

The profit plan for DAC adopted for the DCF Method by Daiwa Securities is formulated based on the current organization and assumes a large increase in profit over the previous fiscal year. Specifically, during the period from March 2015 through March 2016, operating profit is expected to increase by around 125% due to the contribution of internet-related businesses and investment businesses etc. The profit plan for IREP adopted for the DCF Method by Daiwa Securities is formulated based on the current organization and assumes a large increase in profit over the previous year. Specifically, during the period from December 2017 through December 2018, operating profit is expected to increase by about 31% due to the current improvement of the profit ratio and initiatives for operational efficiency.

Daiwa Securities, upon the calculation of Stock Transfer Ratio, primarily employed information furnished by both companies and the information disclosed to the public. For the utilization of respective information, Daiwa Securities assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness. Daiwa Securities did not independently value, appraise or assess the assets and liabilities, including any off-balance-sheet assets and liabilities and other contingent liabilities, of both companies and their affiliated companies and did not engage any third party institution for valuation, appraisal or assessment. The calculation of Stock Transfer Ratio reflects the information and economic fundamentals as of May 10, 2016. Likewise, Daiwa Securities assumed that the information for the financial projection, including the profit plan and other relevant information, provided by both companies was reasonably prepared based on the best estimate and judgment by the management of both companies at the time the relevant information was submitted.

The calculation results of the Share Transfer Ratio submitted by Daiwa Securities do not express an opinion about the fairness of the Share Transfer.

Yamada FAS adopted a market valuation method as both DAC and IREP have been listed on TSE and thus market prices of shares are available, and collectively adopted a DCF Method to integrate the forthcoming corporate activities into the calculation factors.

It conducted the calculation of the Share Transfer Ratio, employing the market valuation method and the DCF Method. The results provided by each method are shown below. In the case that the Holding Company will allot one common share of the Holding Company against one DAC common share, the ranges of the Share Transfer Ratio described below indicate the calculation range of IREP common share against one share of DAC common share.

Valuation Method	Valuation range of Share Transfer Ratio
Market Valuation Method	0.71~0.87
DCF Method	0.61~0.89

For the market valuation method, the valuation date of May 10, 2016 was adopted and the average closing prices of stocks of both companies were analyzed for one-month, three-month, and six-month periods prior to the valuation date.

The DCF Method determines the enterprise value of DAC by discounting the free cash flow based on financial forecasts provided by DAC, at a fixed discount rate. The discount rate ranges from 6.71% to 8.21%, estimating the debt equity ratio of 1.0 to 6.5 and the calculation of ongoing value adopted the perpetual growth method with the relevant growth rate as 0%. Further, for IREP, the DCF Method determines the enterprise value of IREP by discounting the free cash flow based on financial forecasts provided by IREP, at a fixed discount rate. The discount rate ranges from 7.18% to 8.78%, estimating the debt equity ratio of 1.0 to 18.4 and the calculation of ongoing value adopted the perpetual growth method with the relevant growth rate as 0%.

The profit plan for DAC adopted for the DCF Method by Yamada FAS is formulated based on the current organization and assumes a large increase in profit over the previous fiscal year. Specifically, during the period from March 2015 through March 2016, operating profit is expected to increase by around 125% due to the contribution of internet-related businesses and investment businesses etc. The profit plan for IREP adopted for the DCF Method by Yamada FAS is formulated based on the current organization and assumes a large increase in profit over the previous fiscal year. Specifically, during the period from December 2017 through December 2018, operating profit is expected to increase by around 31% due to the improvement of the profit ratio and initiatives for operational efficiency.

Yamada FAS, upon the calculation of the Stock Transfer Ratio, primarily employed information furnished by both companies (including financial forecasts provided its business plans) and the information disclosed to the public. For the utilization of respective information, Yamada FAS assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness. Yamada FAS did not independently value, appraise or assess the assets and liabilities, including any off-balance-sheet assets and liabilities and other contingent liabilities, of both companies and their affiliated companies and did not engage any third party institution for valuation, appraisal or assessment. Likewise, Yamada FAS assumed that the information for the financial projection, including the profit plan and other relevant information, provided by both companies was reasonably prepared based on the best estimate and judgment by the management of both companies at the time the relevant information was submitted.

The calculation result for the Share Transfer Ratio does not express an opinion about the fairness of the Share Transfer.

(b) Details of calculation procedure

DAC requested Daiwa Securities and the Company requested Yamada FAS, respectively to conduct the calculation of the Share Transfer Ratio applied to this Share Transfer and reviewed the result from the independent third-party. Consequently, both companies refer to the calculation result and advice, coupled with factors such as financial condition, status, and projection during the course of discussion for the Share Transfer Ratio and concluded that the Share Transfer Ratio is fair and beneficial to the shareholders of both companies. As such, the Share Transfer Ratio was determined and agreed at the board of directors meetings of both companies, which were held on May 11, 2016.

If there is a significant change in the conditions for the calculation, both companies may change the Share Transfer Ratio through consultation.

(c) Relationship with appraisers

Neither Daiwa Securities, as an appraiser and financial adviser for DAC nor Yamada FAS, as an appraiser and financial adviser for the Company are the related parties of DAC and the Company, and have no material interest in the Share Transfer.

(iii) Applications for the listing of the Holding Company

DAC and the Company plan to have the Holding Company listed on the TSE. The listing date will be October 3, 2016, which will be the same day of the establishment of the Holding Company. As DAC and the Company will be wholly-owned subsidiaries of the Holding Company through the scheduled Share Transfer, both companies will be delisted from the TSE on September 28, 2016 preceding the listing date of Joint Holding Company.

The date of delisting will be determined by the regulations of the TSE.

(iv) Measures to ensure fairness

Since DAC falls under the parent company of the Company, both companies, as prescribed in (ii) (a) through (c) above, employed an independent third-party appraiser to estimate the Share Transfer Ratio and received the calculation result. Both companies discreetly engaged in negotiations and consultations, referring to the results and agreed on Share Transfer Ratio. Finally each board of directors meeting has resolved the management integration through the Share Transfer.

Neither company obtained a written opinion (fairness opinion) to assure the Transfer Ratio is fair to the respective shareholders from financial point of views.

DAC appointed the law offices of Mori Hamada & Matsumoto and the Company appointed Nakamura, Tsunoda & Matsumoto, respectively to obtain advice on the process of decision making and other procedures related to the Share Transfer.

(v) Measures to prevent conflict of interests

For the Company, as DAC is a parent company holding 56.97% of the shares of the Company outstanding as of September 30, 2015 and Hakuhodo DY Holdings Inc. (“Hakuhodo DY Holdings”) is also holding 64.81% of the shares of the Company outstanding as of September 30, 2015 through its subsidiaries Hakuhodo DY Media Partners and DAC, from the perspective to prevent conflict of interests, the Company takes measures as follows in addition to the matters noted above (iv).

(a) Unanimous approval by directors and opinion of no objection by auditors except directors and auditors with special interests

Among the directors of the Company, Mr. Hirotake Yajima, Mr. Masaya Shimada, Mr. Shuichi Takanashi, and Mr. Masaki Mikami who also assume directorship of DAC, and Mr. Hiroaki Kitazume who worked for Hakuhodo Incorporated (“Hakuhodo”), a subsidiary of Hakuhodo DY Holdings, which is the parent company of DAC and the Company, at the time when the negotiations for the Share Transfer started, have recused themselves from deliberation and resolution of the Share Transfer at the board of directors meeting of the Company and were not involved in consultations and negotiations with DAC as a member of the Company to prevent conflict of interests.

At the board of directors meeting of the Company held on May 11, 2016, the board of directors, excluding Mr. Hirotake Yajima, Mr. Masaya Shimada, Mr. Shuichi Takanashi, Mr. Masaki Mikami and Mr. Hiroaki Kitazume to avoid conflict of interest, unanimously resolved this Share Transfer Plan. Further, among auditors of the Company, Mr. Tatsuya Daito, who also assumes the directorship of DAC, was not involved in the deliberation on the Share Transfer to prevent conflict of interests. More, at the above board of directors meeting, all auditors except Mr. Tatsuya Daito had no objections with regard to the formulation of the Share Transfer Plan.

(b) Receipt of the report from the third-party panel independent from the Company

The board of directors meeting at the Company established a third-party panel to consider the interests of the minority shareholders of the Company. The third-party panel comprises three committee members: Mr. Masanori Sugiyama, outside director of the Company and independent director stipulated by Article 436-2 of Securities Listing Regulations of TSE, without interest in DAC and the parent companies of DAC and the Company, Hakuhodo DY Holdings and its affiliates, including Hakuhodo DY Media Partners and Hakuhodo, and Mr. Shigeru Nishiyama, Professor of Waseda Business School and Certified Financial Accountant, and Mr. Naokuni Naruse, lawyer, Sato Sogo Law Office, likewise without interest in DAC and the parent companies of DAC and the Company, Hakuhodo DY Holdings and its affiliates, including Hakuhodo DY Media Partners and Hakuhodo. The board of the Company consulted with the third-party panel concerning the resolution for the Share Transfer in terms of (i) purpose of management integration, (ii) procedures for the negotiation process, and (iii) the fairness of the Share Transfer Ratio etc. pertinent to the disadvantage of the minority shareholders of the Company, excluding the parent company (hereinafter referred to as “Minority Shareholders”).

The third-party panel held five meetings from March 22, 2016 through May 10, 2016, and discreetly deliberated the agenda submitted to the third-party panel. During the course of consideration, the third-party panel obtained the calculation of the Share Transfer Ratio from Yamada FAS, independent financial adviser, while being furnished the information from IREP about the backgrounds and objective for the Share Transfer, the organizational system to consider and negotiate the Share Transfer Ratio, the transition of negotiations and decision making processes, on a series of conditions for the Share Transfer, including the Share Transfer Ratio, and the contents of the advice from the legal adviser Nakamura, Tsunoda & Matsumoto Law Office. Further, the third-party panel conducted a question-and-answer session with DAC about the backgrounds and objective for the Share Transfer, the organizational system to consider and negotiate the Share Transfer Ratio etc. Under such circumstances, on May 10, 2016 the third-party panel submitted a report to the board of directors of IREP. The content of the report includes (a) about (i) noted above, there are no special circumstances to deem that the Share Transfer does not contribute to an increase of its corporate value or that the objective for the Share Transfer is not legitimate for the minority shareholders of IREP, (b) about (ii) noted above, as measures adopted by the board of directors meeting to ensure the fairness of decision making and prevention of conflict of interests concerning the Share Transfer, there are no special circumstances to deem that procedures taken through negotiations are not legitimate, (c) about (iii) noted above, the third-party panel reviewed the allocation ratio applied to the Share Transfer based upon the calculation result of the Share Transfer Ratio by Yamada FAS and relevant information and found no special circumstances to deem that the share transfer ratio (1 to 0.83) is not reasonable for the minority shareholders of IREP, and (d) in the light of items (a) through (c), the third-party panel considered the impact on minority shareholders by the Share Transfer and concluded that the resolution by the board of directors to implement the Share Transfer does not go against the interests of minority shareholders of IREP.

(2) Matters Related to Capital and Reserves of the Wholly-Owing Parent Company

DAC and the Company determined the capital at 4 billion yen, legal capital surplus at one billion yen, and retained earnings at 0 yen of the Holding Company and considered these amounts to be appropriate. These amounts were decided through a comprehensive consideration and review of the capital policy, etc. of the Holding Company after establishment, with consultations between DAC and the Company, within the range of the provision of Article 52 of the Corporate Accounting Rules.

4.	Matters concerning the appropriateness of the provisions for matters provided in Item 9 and Item 10 of Paragraph 1 of Article 773 of the Companies Act

The Holding Company, upon the Share Transfer, shall allocate, to holders of subscription rights to shares issued by DAC or the Company, listed in (i) through (xi) of Column 1 in the following table, the same number of subscription rights to shares of the Holding Company listed in Column 2 as that of the total number of such subscription rights to shares at the base time, in exchange for the subscription rights to shares they hold based on contents of such subscription rights and share transfer ratio.

	Column 1		Column 2
	Name	Contents	Name	Contents
(i)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Annex 2 of the share Transfer Plan (Copy)	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Annex 3 of the share Transfer Plan (Copy)
(ii)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Annex 4	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Annex 5
(iii)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Annex 6	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Annex 7
(iv)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Annex 8	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Annex 9
(v)	D.A.Consortium Inc. Subscription Rights to Shares #5	Specified in Annex 10	D.A.Consortium Holdings Inc. Subscription Rights to Shares #1	Specified in Annex 11
(vi)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Annex 12	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Annex 13
(vii)	D.A.Consortium Inc. Subscription Right to Shares #6	Specified in Annex 14	D.A.Consortium Holdings Inc. Subscription Rights to Shares #2	Specified in Annex 15

	Column 1		Column 2
	Name	Contents	Name	Contents
(viii)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Annex 16	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Annex 17
(ix)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Annex 18	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Annex 19
(x)	D.A.Consortium Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Annex 20	D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Annex 21
(xi)	IREP Co., Ltd. subscription rights to shares #2	Specified in Annex 22	D.A.Consortium Holdings Inc. subscription rights to shares #3	Specified in Annex 23

5.	Matters concerning the other wholly-owned subsidiary of the Holding Company (DAC)

(1) Details of the Financial Statements, etc. related to the last fiscal year of DAC

Details of the Financial Statements, etc. related to the fiscal year ended in March 2016 of DAC are posted on the Company’s website (http://www.irep.co.jp/ir/stock/stockholders_meeting.html) pursuant to laws or regulations and the provision of Article 14 of the Articles of Incorporation of the Company.

(2) Disposition of material property, burden of material liabilities, or any other events that have significant impacts on corporate property, which occurred after the end of the last fiscal year of DAC.

Not applicable.

6.

Disposition of material property, burden of material liabilities, or any other events that have significant impacts on corporate property, which occurred after the end of the last fiscal year of the Company

Not applicable.

7.	Matters concerning persons who will become directors of the Holding Company

The persons who will become directors of the Holding Company are listed below:

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Hirotake Yajima (March, 9, 1961)	April, 1984	Joined Hakuhodo	(1) 70,100 shares (2) - (3) 70,100 shares
	April, 1996	Marketing Director, Hakuhodo
	December, 1996	President, DAC
	February, 2002	President & Representative Director, DAC
	December, 2009	Director, IREP (current)
	June, 2011	Director, Hakuhodo DY Media Partners (current)
	June, 2012	Director, MotionBEAT, Inc. (currently UNITED, Inc.) (current)
	April, 2014	President & CEO, DAC (current)
Shunsuke Konno (June 27, 1975)	April, 2002	Joined EDS Japan LLC (Currently, Hewlett-Packard Japan, Ltd.)	(1) - (2) 50,000 shares (3) 41,500 shares
	August, 2003	Joined IREP
	October, 2004	Manager, Internet Marketing Business Division, IREP
	December, 2005	Corporate Officer Manager, Internet Marketing Business Division, IREP
	April, 2006	Director Manager, Internet Marketing Business Division, IREP
	January, 2007	Senior Managing Director Manager, Internet Marketing Business Division, IREP
	December, 2007	President, Relevancy-Plus Inc.(current)
	January, 2009	President, IREP Co., Ltd.
	December, 2013	President and CEO, IREP (current)
	January, 2014	Chairman, Beijing IREP (current)
Akihiko Tokuhisa (August 21, 1962)	April, 1985	Joined TOSHIBA CORPORATION	(1) 38,100 shares (2) - (3) 38,100 shares
	October, 2000	Joined Info Avenue Co., Ltd.
	May, 2001	Joined DAC Manager, System Solution Division, e-Business Group, DAC
	February, 2002	Executive Officer General Manager, e-Business Group, DAC
	February, 2006	Director & Executive Officer, General Manager, e-Business Group, DAC
	June, 2009	Director, HAKUHODO i-studio Inc. (current)
	April, 2011	Director, Manager of FRUITS BEAR Promotion Office, DAC
	April, 2012	Director & Executive Officer, Management of e-Business, DAC
	June, 2012	Director, MotionBEAT, Inc. (currently UNITED, Inc.) (current)
	April, 2014	Chief Marketing Officer Director & Managing Executive Officer In charge of Product Development, DAC (current)

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number of DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Tatsuya Daito (January 11, 1965)	April, 1989	Joined Recruit Co., Ltd.	(1) 19,100 shares (2) - (3) 19,100 shares
	October, 2001	Director & Chief Financial Officer, Investech K.K.
	April, 2004	Executive Officer & Chief Financial Officer, Ergo-Brains Inc. (current UNITED, Inc.)
	October, 2005	Joined DAC
	December, 2005	Deputy General Manager, Corporate Strategy Group, DAC
	February, 2006	Executive Officer Deputy General Manager, Corporate Strategy Group, DAC
	September, 2007	Executive Officer, General Manager, Corporate Strategy Group, DAC
	February, 2009	Director & Executive Officer General Manager, Corporate Strategy Group, DAC
	December, 2010	Director, IREP
	January, 2012	Director & Executive Officer General Manager, Corporate Administration Group and Corporate Strategy Group, DAC
	April, 2012	Director & Executive Officer Management of Corporate Administration and Corporate Strategy, General Manager, Corporate Strategy Group, DAC
	June, 2012	Director, MotionBEAT,Inc. (currently UNITED, Inc.) (current)
	April, 2013	Director & Executive Officer
Management of Corporate Administration & Corporate Strategy, DAC
	April, 2014	Chief Financial Officer
Director & Managing Executive Officer, in charge of Corporate Administration, Corporate Strategy and Risk Management, DAC (current)
	December, 2014	Corporate Auditor, IREP (current)
Masaya Shimada (April 1, 1966)	April, 1990	Joined Hakuhodo	(1) 56,200 shares (2) - (3) 56,200 shares
	October, 2000	Joined DAC Manager, Corporate Planning Division, Corporate Administration Group, DAC
	February, 2002	Executive Officer
Manager, Corporate Planning Division, Corporate Administration Group, DAC
	December, 2004	Executive Officer
Manager, CEO office, DAC
	December, 2005	Executive Officer
General Manager, Corporate Strategy Group, DAC
	February, 2006	Director & Executive Officer
General Manager, Corporate Strategy Group, DAC
	September, 2007	Director & Executive Officer
General Manager, Account Service Group, DAC
	December, 2011	Director, IREP (current)
	April, 2012	Director & Executive Officer Management of Sales, DAC
	June, 2012	Director, MotionBEAT, Inc. (currently UNITED, Inc.) (current)
	April, 2014	Chief Operating Officer Director & Managing Executive Officer Assistant to President, DAC (current)
	June, 2014	Director, HAKUHODO i-studio Inc. (current)

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number of DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Atsushi Nagai (September 8, 1974)	April, 1997	Joined Japan LCA (currently Interprise Consulting)	(1) - (2) 20,000 shares (3) 16,600 shares
	January, 2001	Joined Culture Convenience Club Co., Ltd.
	November, 2005	Joined IREP
	October, 2006	Group Manager, General Affairs and Personnel Administration Division, IREP
	April, 2007	Executive Officer Group Manager, General Affairs and Personnel Administration Division, IREP
	January, 2009	Executive Officer Manager, Corporate planning Group, IREP
	December, 2009	Director Manager, Corporate planning Group, IREP
	July, 2012	Director Manager, Business Promotion Group, IREP
	December, 2012	Director Manager, Administration Group, IREP
	December, 2013	Director Manager, CFO Administration Group, IREP (current)
Masaki Mikami (February 14, 1959)	April, 1982	Joined Hakuhodo	(1) - (2) - (3) -
	January, 2002	Manager, Produce Department 1, Interactive Company, Hakuhodo
	August, 2003	Group Manager, Digital Solution Center, Hakuhodo
	April, 2007	General Manager, i-Business Development & Promotion Development, Hakuhodo
	April, 2009	General Manager, Engagement Business Department, Hakuhodo
	April, 2010	Corporate Officer Head of Engagement Business Unit Management of Group Corporation, Hakuhodo
	April, 2011	Corporate Officer Assistant to Management of Media Business, Hakuhodo DY Media Partners (Management of Digital Knowledge)
	April, 2012	Corporate Officer Management of i-Media Business, Hakuhodo DY Media Partners
	June, 2012	Director, DAC (current)
	December, 2012	Director, IREP (current)
	April, 2014	Corporate Officer Assistant to Manager of Marketing Strategy Center, Hakuhodo (Management of Digital Promotion)
	April, 2015	Corporate Officer Assistant to Management of TV, Radio and Digital Business and General Manager of the Institute of Media Environment, Hakuhodo DY Media Partners
	April, 2016	Managing Executive Officer, MD Strategic Center Assistant Manager, Hakuhodo (Current) Managing Executive Officer, Media Marketing Unit Assistant Manager, Hakuhodo DY Media Partners (current)

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number of DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Masato Igarashi (October 31, 1959)	April, 1983	Joined Hakuhodo	(1) - (2) - (3) -
	December, 1999	Manager, Account Service Department 5, Account Service Division 11, Advertisement Company 1, Hakuhodo
	April, 2010	General Manager, Radio Division, Hakuhodo DY Media Partners
	April, 2013	General Manager, Corporate Strategy Division, Hakuhodo DY Media Partners
April, 2014

Corporate Officer

Assistant to Management of Corporate Administration & Planning (In charge of Corporate Strategy Division, Administration & Planning Division 1 and Division 2, and Account Service Division)

General Manager, Corporate Strategy Division, Hakuhodo DY Media Partners

	April, 2015	Corporate Officer General Management of Administration & Planning and Business Development General Manager, Administration & Planning Division 2, Hakuhodo DY Media Partners
	June, 2015	Director & Corporate Officer General Management of Administration & Planning and Business Development General Manager, Administration & Planning Division 2, Hakuhodo DY Media Partners
	June, 2015	Director, DAC (current)
	April, 2016	Director & Corporate Officer General Management of Administration & Planning and Business Development General Manager of Administration, Hakuhodo DY Media Partners (current)
Naoki Nozawa (January 20, 1960)	April, 1984	Joined Hakuhodo	(1) - (2) - (3) -
	April, 2001	Group Manager, Corporate Strategy Division, Hakuhodo
	October, 2003	Group Manager, Corporate Strategy Division, Hakuhodo DY Holdings (seconded)
	April, 2007	Deputy General Manager, Corporate Strategy Division, Hakuhodo DY Holdings (seconded)
	April, 2010	General Manager, Corporate Strategy Division, Hakuhodo DY Holdings (current)
	June, 2011	Director, DAC (current)
Michinari Nishimura (March 28, 1963)	April, 1985	Joined Tateishi Electronics Co. (currently, Omron Corporation)	(1) - (2) - (3) -
	July, 1992	Joined Corporate Directions, Inc.
	January, 1994	Joined CSC Index, Inc.(US corporation)
	October, 1997	Representative Director, Green Field Consulting Co., Ltd. (Current)
	September, 2001	Advisory Board Member of Omron Corporation

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number of DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Iwao Aso (July 17, 1974)	April, 1997	Joined the Long-term Credit Bank of Japan (currently, Shinsei Bank)	(1) - (2) - (3) -
	June, 2000	Corporate Auditor, Aso Cement Co., Ltd. (currently, Aso Corporation)
	June, 2001	Director, Aso Cement
	December, 2005	Outside Director, Dwango Co., Ltd.
	March, 2006	Outside Director, Capital Medica Co., Ltd. (current)
	June, 2006	Representative Senior Managing Director, Aso Corporation
	October, 2008	Representative Deputy President, Aso Corporation
	June, 2010	Representative President, Aso Corporation (current)
	October, 2014	Outside Director, Kadokawa Dwango Corporation (current)
	December, 2015	Outside Director, IREP (current)

(Notes)1.

The numbers of shares of DAC and the Company they hold are based on holdings as of March 31, 2016. In addition, the numbers of shares of the Holding Company to be allocated to them are described in view of the Share Transfer Ratio based on such holdings. Accordingly, the numbers of shares of the Holding Company to be actually allocated to them may vary depending on the holdings immediately before the establishment date of the Holding Company.

2.	Each candidate is expected not to have any special interest in the Holding Company. The Company has a business relationship with DAC.
3.	Mr. Michinari Nishimura and Mr. Iwao Aso are candidates for Outside Directors.
4.	Reasons for appointing Mr. Michinari Nishimura as candidate for Outside Director are as follows.

Mr. Michinari Nishimura has many years of experience in business consulting and wide-ranging knowledge. The Company proposes his appointment as Outside Director based on the expectation that he will be able to leverage such experience and knowledge in the management of the Holding Company.

5.	Reasons for appointing Mr. Iwao Aso as candidate for Outside Director are as follows.

Mr. Iwao Aso has many years of experience as a manager and wide-ranging knowledge. The Company proposes his appointment as Outside Director based on the expectation that he will be able to leverage such experience and knowledge in the management of the Holding Company.

6.

Mr. Masaki Mikami currently serves, and has served for the past five years as a business executor of Hakuhodo and Hakuhodo DY Media Partners, both of which are subsidiaries of the parent company of the Holding Company. The positions and responsibilities at the companies are described in the above column “Brief profile, position and responsibilities at the Company and significant concurrent positions.”

7.

Mr. Masato Igarashi currently serves, and has served for the past five years as a business executor of Hakuhodo DY Media Partners, which is a subsidiary of the parent company of the Holding Company. The position and responsibility therein are as described in the above column “Brief profile, position and responsibilities at the Company and significant concurrent positions.”

8.

Mr. Naoki Nozawa currently serves, and has served for the past five years as a business executor of Hakuhodo DY Holdings, which is the parent company of the Holding Company. The position and responsibility therein are as described in the above column “Brief profile, position and responsibilities at the Company and significant concurrent positions.”

9.

If Mr. Masaki Mikami, Mr. Masato Igarashi, Mr. Naoki Nozawa, Michinari Nishimura and Iwao Aso assume office of directors, the Holding Company will enter into an agreement limiting liabilities for damages due to negligence in performing their duties with each of them, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that liability limitation under the said agreement is the amount set forth in the laws or regulations.

10.

Mr. Michinari Nishimura and Mr. Iwao Aso satisfy the requirements for independent directors pursuant to rules of TSE. If they assume office of directors, respectively, the Holding Company is to report them as independent directors of the Holding Company to TSE.

8.	Matters concerning persons who will become Corporate Auditors of the Holding Company

The persons who will become Corporate Auditors of the Holding Company are listed below:

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Hisaharu Terai (March 7, 1956)	April, 1979	Joined Mitsubishi Electric Corporation	(1) 137,900 shares (2) - (3) 137,900 shares
	May, 1988	Joined The Long-Term Credit Bank of Japan, Limited (currently, Shinsei Bank, Limited)
	July, 1998	Joined UBS Trust Bank
	June, 2000	Joined DAC
	July, 2000	Director, Manager of Corporate Planning Office, DAC
	October, 2000	Director, General Manager of Corporate Administration Group and e-Business Group, DAC
	February, 2002	Director & Corporate Officer General Manager of Corporate Administration Group, DAC
	December, 2010	Corporate Auditor, IREP
	January, 2012	Director & Corporate Officer In charge of Risk Management, DAC
	April, 2014	Director & Corporate Officer Head of ASEAN Business, DAC
	April, 2015	Director & Corporate Officer In charge of ASIA, DAC
	April, 2016	Director, DAC (current) (Scheduled to retire on June 27, 2016)
Masanori Nishioka (November 16, 1957)	April, 1980	Joined Hakuhodo	(1) - (2) - (3) -
April, 2010

General Manager, Group Accounting & Finance Division, Hakuhodo DY Holdings

General Manager, Accounting & Finance Division, Hakuhodo

General Manager, Accounting & Finance Division, Hakuhodo DY Media Partners

	June, 2012	Corporate Auditor, DAC (current)
	June, 2013	Director, YOMIKO ADVERTISING INC. (current)
	April, 2014	Director & Corporate Officer
Assistant to Management of Group Management General Manager of Group Management Service Division, Hakuhodo DY Holdings (current)
	April, 2015	Corporate Officer, Hakuhodo (current)
	April, 2016	President of Hakuhodo DY Capco Inc. (current)
Hiroshi Mizukami (May 9, 1968)	April, 1995	Registered as a practicing attorney (Daini Tokyo Bar Association)	(1) - (2) - (3) -
	June, 2002	Outside Auditor, Takachiho Electric (current Elematec Corporation) (current)
	March, 2014	Outside Auditor, GMO CLOUD K.K.
	June, 2015	Outside Auditor, DAC (current) Outside Director, Sanei Corporation (Audit and supervisory committee member) (current)
	March, 2016	Outside Director, GMO CLOUD K.K. (Audit and supervisory committee member) (current)

Name (Date of birth)	Brief profile, position and responsibilities at the Company and significant concurrent positions		(1) Number of DAC shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Akira Otsuka (March 1, 1948)	April, 1971	Joined Japan National Cash Register Company (currently, NCR Japan, Ltd.)	(1) - (2) 5,000 shares (3) 4,150 shares
	September, 1986	Joined Asahi Business Consultant Co., Ltd. currently, FUJISOFT Incorporated)
	August, 1997	Joined Secom Co., Ltd. Manager, Business Strategy Promotion office and President Office of Secom Information System Corp. (currently, Secom Trust Systems Co., Ltd.)
	April, 1999	Seconded from Secom Co., Ltd. to Pasco Corp. Manager, Business Administration office and Information System Dept.
	June, 1999	Director, Pasco Corp.
	April, 2005	Deputy manager, IS Research Institute of Secom Co., Ltd.
	December, 2007	Full time Auditor, IREP Co., Ltd. (current)
Shiro Morishima (September 11, 1955)	April, 1979	Joined Hakuhodo	(1) 1,500 shares (2) - (3) 1,500 shares
	December, 1999	General Manager, Newspaper Department 5, Newspaper Division, Hakuhodo
	April, 2003	General Manager, Newspaper Department 3, Newspaper Division, Hakuhodo
	December, 2003	General Manager, Newspaper Department 3, Newspaper Division, Hakuhodo DY Media Partners
	April, 2006	Acting Chief Director, Newspaper Division and General Manager, Newspaper Department 3, Hakuhodo DY Media partners
	June, 2007	Executive Vice President, mediba Inc.
	June, 2011	Acting Chief Director, i-media Division, Hakuhodo DY Media Partners
	March, 2012	Senior Managing Director, Internet Advertisement Promotion Council (currently, Japan Interactive Advertising Association)
	October, 2015	Newspaper Division, Hakuhodo DY Media Partners (current) (Scheduled to leave office on June 26, 2016)

(Notes)	1

The numbers of shares of DAC and the Company they hold are based on holdings as of March 31, 2016. In addition, the numbers of shares of the Company to be allocated to them are described in view of the Share Transfer Ratio based on such holdings. Accordingly, the numbers of shares of the Holding Company to be actually allocated to them may vary depending on the holdings immediately before the establishment date of the Holding Company.

	2.	Each candidate is expected not to have any special interest in the Holding Company.
	3.	Mr. Hiroshi Mizukami, Mr. Akira Otsuka, and Mr. Shiro Morishima are candidates for Outside Auditors.
	4.

Reasons for appointing Mr. Hiroshi Mizukami as candidate for Outside Auditor are as follows.

Mr. Hiroshi Mizukami is a lawyer well-versed in the legal affairs of corporations. In order to use his extensive knowledge and experience in that field to reinforce the audit framework of the Holding Company, we have appointed him as a candidate for Outside Auditor.

	5.

Reasons for appointing Mr. Akira Otsuka as candidate for Outside Auditor are as follows.

To use the experience and knowledge he has accumulated in reinforcing the audit framework of the Holding Company, the Company proposes his appointment as Outside Auditor.

	6.

Reasons for appointing Mr. Shiro Morishima as candidate for Outside Auditor are as follows.

Mr. Shiro Morishima has wide-ranging experience and knowledge, etc. in the advertising industry. The Company proposes his appointment as Outside Auditor based on the judgment that he will be able to execute the duties as Outside Auditor appropriately.

	7.

Mr. Masanori Nishioka currently serves, and has served for the past five years as a business executor of Hakuhodo DY Holdings, which will be the parent company of the Holding Company, and a business executor of Hakuhodo, which is a subsidiary of Hakuhodo DY Holdings The positions and responsibilities at the companies are as described in the above column “Brief profile, position and responsibilities at the Company and significant concurrent positions.”

8.

Mr. Shiro Morishima currently serves, and has served for the past five years, as executive director of Hakuhodo DY Media Partners, which will be a subsidiary of the parent company of the Holding Company. His position and responsibilities at at Hakuhodo DY Media Partners are as described above in “Brief profile, position, and responsibilities at the Company and significant concurrent positions.” Mr. Morishima has received payments of salary, etc. as an employee from Hakuhodo DY Media Partners for the past two years. He is scheduled to leave Hakuhodo DY Media Partners on June 26, 2016.

9.

If the Hisaharu Terai, Masanori Nishioka, Hiroshi Mizukami, Akira Otsuka and Shiro Morishima assume office of corporate auditors, the Holding Company will enter into an agreement limiting liabilities for damages due to negligence in performing their duties with each of them, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that liability limitation under the said agreement is the amount set forth in the laws or regulations.

10.

Mr. Hiroshi Mizukami and Mr. Akira Otsuka satisfy the requirements for independent directors pursuant to the rules of TSE. If they assume office of corporate auditors, the Holding Company will register them as independent directors of the Holding Company at TSE.

9.	Matters concerning a party who will become an accounting auditor of the Holding Company

The party who is proposed to be an accounting auditor of the Holding Company is given below. The Company proposes KPMG AZSA LLC as a candidate because the Company considers the accounting firm to be suitable following a comprehensive evaluation of its abilities to perform duties, based on such factors as size and experience, independence, and internal management system.

(March 31, 2016)

Name	KPMG AZSA LLC
Main Office	1-2, Tsukudo-cho, Shinjuku-ku, Tokyo
Corporate History	July 1969	Kansa Hojin Asahi Kaikeisha established,
	July 1985	Kansa Hojin Asahi Kaikeisha and Shinwa audit corporation (established in Dec. 1974) were integrated to establish Asahi-Shinwa Kaikeisha Audit Corporation.
	October 1993	Asahi-Shinwa Kaikeisha Audit Corporation and Inoue-Saito Eiwa Audit Firm (established in Apr. 1978) were integrated to form Asahi Audit Corporation
	February 2003	Audit Div. of KPMG Japan (established as Peat Marwick Mitchell Japan office in 1949) established KPMG AZSA
	April 2003	Asahi Audit Corporation officially joined member firms of KPMG
	January 2004	Asahi Audit Corporation and AZSA were integrated and renamed AZSA and continued to be a KPMG member firm
	July 2010	Transitioned to limited liability company and renamed KPMG AZSA LLC
Overview	Paid-in capital: 3,000 million yen Number of employees
Public certified accountants: 3,036
                (senior partners: 30, employees 517)
                Assistant accountants: 11

                Passers of CPA examination: 1,177
                Professionals: 762
                (Specified employees 35, Representative partner: 1)
                Other staff: 592
                Total 5,578

(Note)

Candidates were paid compensation for audit work pursuant to the Companies Act and the Financial Instrument Exchanges Act from Hakuhodo DY Holdings, which will be a parent company of the Holding Company, in the past two years.

10.	Matters concerning the resolution of this agenda

With regard to this agenda, the resolution of the agenda is deemed to be have been passed by obtaining the approval at shareholders’ meetings of DAC and the Company, as set forth in Article 8 of the Share Transfer Plan (Shareholder Meeting to Approve Share Transfer Plan).

In case the Share Transfer Plan is no longer in force due to the matters set forth in Article 13 of the Share Transfer Plan (Effectiveness of Share Transfer) or Article 14 (Changes in Conditions for Share Transfer and Suspension of Share Transfer) or the Share Transfer is suspended, the resolution of this agenda shall no longer be in force.

Agenda No. 2: Partial Amendment to the Articles of Incorporation

1.	Background

To ensure expedient procedures for the Convocation of the Ordinary General Meeting of Shareholders, we stipulate the record date of the Ordinary General Meeting of Shareholders in accordance with Paragraph 3 of Article 124 in the Companies Act and Article 12 in the current Articles of Incorporation (Record date of the Ordinary General Meeting of Shareholders). After the approval on Agenda No. 1 regarding the transfer of our shares at this Meeting, the Share Transfer will take effect and the Holding Company will become the sole shareholder of the Company. Consequently, the existing article concerning the record date of the Ordinary General Meeting of Shareholders will become obsolete. Thus, we will abolish the procedures on the record date for the Ordinary General Meeting of Shareholders and eliminate Article 12 in the current Articles of Incorporation. Accordingly, articles after Article 12 of the current Articles of Incorporation will be renumbered.

Furthermore, the Amendment will take effect on September 30, 2016 under the conditions that Agenda No. 1 is approved as proposed at this Meeting, that the Share Transfer Plan will be effective until one day prior to September 30, 2016, and that no cancellation of the Share Transfer will take place.

2.	Details of the Amendment to the Articles of Incorporation

Details of amendments are as follows:

(Underline highlights respective changes)

Current	Proposed

Article 12 (Record Date of the Ordinary General Meeting of Shareholders)

The record date of a voting right for the Ordinary General Meeting of Shareholders is annually on September 30.

Article 13 through to Article 47

(content of articles are omitted)

(article eliminated) Article 12 through to Article 46 (no change to current content)

(References)

Concerning dividend payments: the year-end dividend, for the fiscal year 2015 (from October 1, 2015 through September 30, 2016), will be made to registered shareholders and registered share pledges in the closing shareholder register as of September 30, 2016, in accordance with Paragraph 1 of Article 45 in the current Articles of Incorporation (Paragraph 1 of Article 44, after the Amendment to the Articles of Incorporation).

Payment for the year-end dividend is planned to be made at 1.5 yen per individual share.

(The Extraordinary Meeting of Shareholders)

Reference Document for the Extraordinary Meeting of Shareholders

Agenda No. 1 Supplementary Volume 1

IREP Co., Ltd.

Exhibit 2

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #1

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #1

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share [(rounded to the nearest one (1) yen)] by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below.

In this formula,

(1)	(C) = option price per share
(2)

(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on March 24, 2009 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 7 years and 8 months (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to March 23, 2009)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

The exercise period shall be from March 25, 2009 to March 24, 2039.

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)

Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by March 24, 2038, the holder of subscription rights to shares may exercise subscription rights to shares during the period from March 25, 2038 to March 24, 2039.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph -4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital in accordance with Article 40, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one yen that arises shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in common stock prescribed in (1) above from the limit for an increase in common stock in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger

(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8(a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

March 24, 2009

13.	How to request exercise of subscription rights to shares and make payment
(1)

When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.

(2)

Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the details of the issuance

The Company shall retain certified copies of the details of the issuance of subscription rights to shares in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 3

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #1

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #1

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

The exercise period shall be from October 3, 2016 to March 24, 2039.

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)

Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by March 24, 2038, he/she may exercise his/her subscription rights to shares during the period from March 25, 2038 to March 24, 2039.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 4

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #2

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #2

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share
(2)

(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on March 19, 2010 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 8 years and 8 months (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to March 18, 2010)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

The exercise period shall be from March 20, 2010 to March 19, 2040.

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)

Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by March 19, 2039, the holder of subscription rights to shares may exercise subscription rights to shares during the period from March 20, 2039 to March 19, 2040.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger

(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

March 19, 2010

13.	How to request exercise of subscription rights to shares and make payment
(1)

When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.

(2)

Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 5

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #2

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #2

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

The exercise period shall be from October 3, 2016 to March 19, 2040.

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)

Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by March 19, 2039, he/she may exercise his/her subscription rights to shares during the period from March 20, 2039 to March 19, 2040.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 6

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #3

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #3

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share
(2)

(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on July 19, 2011 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 10 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 18, 2011)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 20, 2011 to July 19, 2041.

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)

Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by July 19, 2040, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 20, 2040 to July 19, 2041.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.

(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 19, 2011

13.	How to request exercise of subscription rights to shares and make payment
(1)

When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.

(2)

Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 7

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #3

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #3

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

The exercise period shall be from October 3, 2016 to July 19, 2041.

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)

Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by July 19, 2040, he/she may exercise his/her subscription rights to shares during the period from July 20, 2040 to July 19, 2041.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 8

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #4

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #4

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share
(2)

(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on July 18, 2012 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 11 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 17, 2012)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 19, 2012 to July 18, 2042

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)

Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by July 18, 2041, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 19, 2041 to July 18, 2042.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.

(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 18, 2012

13.	How to request exercise of subscription rights to shares and make payment
(1)

When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.

(2)

Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 9

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #4

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #4

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 18, 2042

6.	Conditions for exercising subscription rights to shares
(1)

A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)

Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by July 18, 2041, he/she may exercise his/her subscription rights to shares during the period from July 19, 2041 to July 18, 2042.

(3)

Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

(2)

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)

Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer

(5)

Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

(The Extraordinary Meeting of Shareholders)

Reference Document for the Extraordinary Meeting of Shareholders

Agenda No. 1 Supplementary Volume 2

IREP Co., Ltd.

Exhibit 10

D.A.Consortium Inc.

Details of Subscription Rights to Shares #5

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Subscription Rights to Shares #5

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100. (The total number of shares to be granted shall be 226,000 initially.)

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made only to the number of shares to be granted when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become retroactively applicable on the day following the said record date, and a procedure may be conducted after the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, or share exchange that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares
(1)	The assets to be contributed when exercising each subscription right to shares shall be cash, and the amount shall be obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted.

The Exercise Price shall be the average closing price for ordinary transactions of the Company’s common stock on each trading day (except days on which no trading is reported) in the month preceding the month in which the allotment date of subscription rights to shares (any fraction of a yen rounded up to one (1) yen), or the closing price of the allotment date (or the most recent closing price of the corresponding day if there is no closing price on the allotment date), whichever is higher.

If any of the following events occur after the allotment date of subscription rights to shares, the Exercise Price shall be adjusted.

(I)	In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of a yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split or stock consolidation ratio

(II)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (except in the case of exercise of subscription rights to common stock (including those attached to bonds with common stock acquisition rights) which can claim issuance of Common Stock of the Company or conversion of securities to be converted or that can be converted to Common Stock of the Company), the exercise price shall be adjusted in accordance with the following formula. Any fraction less than one (1) yen shall be rounded up.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price
Number of outstanding shares + Shares to be issued

i.	”Market price” used for the exercise price adjustment formula shall be the average of the closing prices (including trade quotes, hereinafter the same shall apply) for the ordinary transactions of the common shares of the Company at the Osaka Stock Exchange or the stock exchange to which the Company is listed then for 30 business days (excluding days without a closing price) starting from the 45th business day preceding “the day of the start of application of the exercise price after adjustment” stipulated in (2) below. “Average” shall be calculated to the second decimal place, and the second decimal place shall be rounded.

ii	“Number of outstanding shares” in the exercise price adjustment formula is the number of shares already issued by the Company as of the record date, or if there is no record date, the number of shares one month prior to the date in question, less the total number of common shares owned by the Company as treasury stock on the date in question.
iii	In the event of disposal of treasury stock, “Number of shares to be issued” used in the formula for adjustment of exercise price shall be replaced with “Number of treasury stock to be disposed” and “Amount to be paid per share” with “Disposal price per share.”
(2)	The post-adjustment exercise price shall be applied in accordance with the following stipulations:
(I)	For post-adjustment exercise price in accordance with (1) (I) above, the post-adjustment exercise price shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment exercise price shall become applicable on the day following the closing date of the said General Meeting of Shareholders.
(II)	For post-adjustment exercise price in accordance with (1) (II) above, the post-adjustment exercise price shall be applied on and after the day following the payment due date of the issuance or disposal (if a record date is set, on and after the day following the record date).
(3)	In addition to the forgoing in the above (1) (I) and (II), in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the exercise price after the allotment date, the Company may make adjustments to the exercise price that is approved as necessary by the Board of Directors of the Company.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(s) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on May 1, 2013 (or the base price on the following trading day if there is no closing price on that date)

(3)	(x) = exercise price: the price derived by the formula in 5

(4)	(t) = Expected life: 4 and a half years

(5)	(s) = Volatility: calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day for the past 4 and a half years from November 1, 2008 to May 1, 2013)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From March 28, 2015 to March 27, 2020

6.	Conditions for exercising subscription rights to shares
(1)	Subscription rights to shares cannot be transferred, pledged, or otherwise furnished to a third party.
(2)	At the time of exercising the subscription rights to shares, each holder of the subscription rights to shares shall have the position of director, auditor or employee of the Company or any of its affiliates (subsidiaries and affiliated companies stipulated in Regulations Regarding Terminology, Forms and Methods for Preparation of Consolidated Financial Statements; hereinafter the same shall apply). However, if the holder resigns from the Company due to completion of term of office, reaching the retirement age or on account of company expediency, he/she may exercise the right within one (1) year from the date when he/she lost his/her position in the Company.
(3)	If a holder of the subscription rights to shares dies during the period in 5. above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(4)	In addition to the above, events when a holder of subscription rights to shares shall return the rights to the Company, limitation on exercise of subscription rights to shares and other matters shall be stipulated in the agreement for allotment of subscription rights to shares.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in common stock prescribed in (1) above from the limit for an increase in common stock in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following (1) to (9) in the event of the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued
The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.
(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. above after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 3. above, taking into account conditions of the Organizational Restructuring, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5. above.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7. above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6. above.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8. above.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

May 1, 2013

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14. below.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. below by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 11

D.A.Consortium Holdings Inc.

Details of Subscription Rights to Shares #1

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Subscription Rights to Shares #1

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made only to the number of shares to be granted when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, or share exchange that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The assets to be contributed when exercising each subscription right to shares shall be cash, and the amount shall be obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted. The exercise price shall be 420 yen and if any of the following events occur after the allotment date of subscription rights to shares, the exercise Price shall be adjusted.

(I)	In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of a yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split or stock consolidation ratio

(II)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (except in the case of exercise of subscription rights to common stock (including those attached to bonds with common stock acquisition rights) which can claim issuance of Common Stock of the Company or conversion of securities to be converted or that can be converted to Common Stock of the Company), the exercise price shall be adjusted in accordance with the following formula. Any fraction less than one (1) yen shall be rounded up.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price
Number of outstanding shares + Shares to be issued

i.	“Market price” used for the exercise price adjustment formula shall be the average of the closing prices (including trade quotes, hereinafter the same shall apply) for the ordinary transactions of the common shares of the Company at the Tokyo Stock Exchange or the stock exchange to which the Company is listed then for 30 business days (excluding days without a closing price) starting from the 45th business day preceding “the day of the start of application of the exercise price after adjustment” stipulated in (2) below. “Average” shall be calculated to the second decimal place, and the second decimal place shall be rounded.
ii	“Number of outstanding shares” in the exercise price adjustment formula is the number of shares already issued by the Company as of the record date, or if there is no record date, the number of shares one (1) month prior to the date in question, less the total number of common shares owned by the Company as treasury stock on the date in question.
iii	In the event of disposal of treasury stock, “Number of shares to be issued” used in the formula for adjustment of exercise price shall be replaced with “Number of treasury stock to be disposed” and “Amount to be paid per share” with “Disposal price per share.”

(2)	The post-adjustment exercise price shall be applied in accordance with the following stipulations:
(1)	For post-adjustment exercise price in accordance with (1) (I) above, the post-adjustment exercise price shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment exercise price shall become applicable on the day following the closing date of the said General Meeting of Shareholders.
(2)	For post-adjustment exercise price in accordance with (1) (II) above, the post-adjustment exercise price shall be applied on and after the day following the payment due date of the issuance or disposal (if a record date is set, on and after the day following the record date).
(3)	In addition to the forgoing in the above (1) (I) and (II), in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the exercise price after the allotment date, the Company may make adjustments to the exercise price that is approved as necessary by the Board of Directors of the Company.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to March 27, 2020.

6.	Conditions for exercising subscription rights to shares
(1)	Subscription rights to shares cannot be transferred, pledged, or otherwise furnished to a third party.
(2)	At the time of exercising the subscription rights to shares, each holder of the subscription rights to shares shall have the position of director, auditor or employee of the Company or any of its affiliates (subsidiaries and affiliated companies stipulated in Regulations Regarding Terminology, Forms and Methods for Preparation of Consolidated Financial Statements; hereinafter the same shall apply). However, if the holder resigns from the Company due to completion of term of office, reaching the retirement age or on account of company expediency, he/she may exercise the right within one (1) year from the date when he/she lost his/her position in the Company.
(3)	If a holder of the subscription rights to shares dies during the period in 5. above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(4)	In addition to the above, events when a holder of subscription rights to shares shall return the rights to the Company, limitation on exercise of subscription rights to shares and other matters shall be stipulated in the agreement for allotment of subscription rights to shares.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in common stock prescribed in (1) above from the limit for an increase in common stock in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following (1) to (9) in the event of the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued
The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.
(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. above after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 4. above, taking into account conditions of the Organizational Restructuring, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5. above.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7. above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6. above.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8. above.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 12

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #5

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #5

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on July 19, 2013 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 11 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 18, 2013)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 20, 2013 to July 19, 2043.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company
He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.
(3)	Notwithstanding (1) or (2) above, if the following day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by July 19, 2042, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 20, 2042 to July 19, 2043.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary

(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares
The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.
(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 19, 2013

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281-1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 13

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #5

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #5

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 19, 2043.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by July 19, 2042, he/she may exercise his/her subscription rights to shares during the period from July 20, 2042 to July 19, 2043.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 14

D.A.Consortium Inc.

Details of Subscription Rights to Shares #6

1.	Details of Subscription Rights to Shares
(1)	Types and number of shares to be issued upon exercise of subscription rights to shares

The number of shares to be issued per exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100 common stocks of D.A.Consortium Inc. (hereinafter referred to as the “Company”).

The number of shares to be granted shall be adjusted if the Company conducts a stock split (including distributing shares of its common stock free of charge; hereinafter the same shall apply) or stock consolidation after the allotment date of the subscription rights to shares, according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split (or stock consolidation) ratio

Furthermore, in the event that the Company carries out a merger, company split, reduction of common stocks or the like that makes it necessary to adjust the number of shares granted after the allotment date of the subscription rights to shares, the number of shares to be granted shall be adjusted within a reasonable extent.

(2)	Amount or method of calculation of assets to be invested when exercising subscription rights to shares

The assets to be invested when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted.

The exercise price shall be 399 yen.

In the event that the Company conducts a stock split of its common stock or consolidates its common stock after the allotment date of the subscription rights to shares, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split (or stock consolidation) ratio

In the event that the Company issues shares or disposes of its treasury stocks at below market values after the allotment date (except in the case of issuance of shares by exercise of this subscription rights to shares or disposal of its treasury stocks, and transfer of shares of the Company by stock exchange), the exercise price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares to be issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Number of shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of shares of treasury stock owned by the Company from the total number of shares of shares of outstanding common stock. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed.”

Furthermore, in addition to the foregoing, in the event that the Company carries out a merger, company split, or the like that makes it necessary to adjust the number of shares granted after the allotment date, the number of shares to be granted shall be adjusted within a reasonable extent.

(3)	Exercise period for subscription rights to shares

The period during which subscription rights to shares may be exercised (hereinafter referred to as “Exercise Period”) shall be from July 1, 2018 to June 30, 2021.

(4)	Matters concerning increases in common stock and additional paid-in capital
(I)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(II)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in capital prescribed in (I) above from the limit for an increase in capital in (I) above.
(5)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

(6)	Conditions for exercising subscription rights to shares
(I)	Holders of subscription rights to shares may exercise their rights when the operating profit (on consolidated profit and loss statements included in securities reports of the Company (non-consolidated profit and loss statements if there are no consolidated ones) exceeds 3.5 billion yen as of the end of the fiscal year ending March 2018. If there is any change that should be made to the concept of operating profit due to changes in the accounting standards applied to the Company’s financial statements, the Company may determine another indicator to be referred to, to a reasonable extent, at the Board of Directors of the Company.
(II)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company or affiliated companies at the time of exercising the subscription right to shares. However, this shall not apply if he/she retires due to completion of the term, reaching the retirement age, on account of the Company’s expediency, or other reasons deemed valid by the Board of Directors of the Company.

(III)	If a holder of the subscription rights to shares dies during the period in 1-(3) above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(IV)	If the total number of issued shares would exceed the number of then-authorized shares by the exercise of subscription rights to shares at the time of exercise thereof, said subscription rights to shares cannot be exercised at that time.
(V)	Fraction less than one (1) unit of subscription right to shares shall be unexercisable.

2.	Allotment date of subscription rights to shares

July 18, 2014

3.	Provisions for the acquisition of subscription rights to shares
(1)	If the general meeting of shareholders of the Company approves (if the approval of the general meeting of shareholders is not required, the resolution of the Board of Directors) a merger agreement under which the Company will become a non-surviving company, a spin-off agreement or plan based on which the Company will become a spin-off company, a share exchange agreement or share transfer plan based upon which the Company will become a wholly owned subsidiary, the Company may acquire all of the subscription rights to shares free of charge with the advent of the date specified separately.
(2)	If a holder of subscription rights to shares become unable to exercise the rights before exercising the rights pursuant to the provisions of 3-(6) above, the Company may acquire the subscription rights to shares free of charge.

4.	Handling of subscription rights to shares after organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split, or a share exchange or share transfer (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue on the effective date of the Organizational Restructuring subscription rights to shares of the stock company specified under Article 236 (1) (viii) (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares for each of the cases in accordance with the following provisions. However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following provisions in the event of the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 1.-(1) above after considering the conditions of the organizational restructuring.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 1.-(2) above, taking into account conditions of the Organizational Restructuring and other factors, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in 4.-(3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 1.-(3) above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 1.-(3) above.

(6)	Matters concerning increases in capital and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 1.-(4) above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Other conditions for exercising subscription rights to shares

To be determined in accordance with 1.-(6) above.

(9)	Reasons and conditions for the acquisition of subscription rights to shares

To be determined in accordance with 3. above.

(10)	Other conditions shall be determined in accordance with the provisions of the Restructured Company.

5.	Matters concerning certificates of subscription rights to shares for the subscription rights to shares

The Company shall not issue certificates of subscription rights to shares for the subscription rights to shares.

Exhibit 15

D.A.Consortium Holdings Inc.

Details of Subscription Rights to Shares #2

1.	Details of Subscription Rights to Shares
(1)	Types and number of shares to be issued upon exercise of subscription rights to shares

The number of shares to be issued per exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100 common stocks of D.A.Consortium Holdings Inc. (hereinafter referred to as the “Company”).

The number of shares to be granted shall be adjusted if the Company conducts a stock split (including distributing shares of its common stock free of charge; hereinafter the same shall apply) or stock consolidation after the allotment date of the subscription rights to shares, according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split (or stock consolidation) ratio

Furthermore, in the event that the Company carries out a merger, company split, reduction of common stocks or the like that makes it necessary to adjust the number of shares granted after the allotment date of the subscription rights to shares, the number of shares to be granted shall be adjusted within a reasonable extent.

(2)	Amount or method of calculation of assets to be invested when exercising subscription rights to shares

The assets to be invested when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted.

The exercise price shall be 399 yen.

In the event that the Company conducts a stock split of its common stock or consolidates its common stock after the allotment date of the subscription rights to shares, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split (or stock consolidation) ratio

In the event that the Company issues shares or disposes of its treasury stocks at below market values after the allotment date (except in the case of issuance of shares by exercise of this subscription rights to shares or disposal of its treasury stocks, and transfer of shares of the Company by stock exchange), the exercise price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Shares to be issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Number of shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of shares of treasury stock owned by the Company from the total number of shares of shares of outstanding common stock. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed.”

Furthermore, in addition to the foregoing, in the event that the Company carries out a merger, company split, or the like that makes it necessary to adjust the number of shares granted after the allotment date, the number of shares to be granted shall be adjusted within a reasonable extent.

(3)	Exercise period for subscription rights to shares

The period during which subscription rights to shares may be exercised (hereinafter referred to as “Exercise Period”) shall be from July 1, 2018 to June 30, 2021.

(4)	Matters concerning increases in common stock and additional paid-in capital
(I)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(II)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in capital prescribed in (I) above from the limit for an increase in capital in (I) above.
(5)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

(6)	Conditions for exercising subscription rights to shares
(I)	Holders of subscription rights to shares may exercise their rights when the operating profit (on consolidated profit and loss statements included in securities reports of the Company (non-consolidated profit and loss statements if there are no consolidated ones) exceeds 3.5 billion yen as of the end of the fiscal year ending March 2018. If there is any change that should be made to the concept of operating profit due to changes in the accounting standards applied to the Company’s financial statements, the Company may determine another indicator to be referred to, to a reasonable extent, at the Board of Directors of the Company.
(II)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company or affiliated companies at the time of exercising the subscription right to shares. However, this shall not apply if he/she retires due to completion of the term, reaching the retirement age, on account of the Company’s expediency, or other reasons deemed valid by the Board of Directors of the Company.
(III)	If a holder of the subscription rights to shares dies during the period in 1.-(3) above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(IV)	If the total number of issued shares would exceed the number of then-authorized shares by the exercise of subscription rights to shares at the time of exercise thereof, said subscription rights to shares cannot be exercised at that time.

(V)	Fraction less than one (1) unit of subscription right to shares shall be unexercisable.

2.	Allotment date of subscription rights to shares

October 3, 2016

3.	Provisions for the acquisition of subscription rights to shares
(1)	If the general meeting of shareholders of the Company approves (if the approval of the general meeting of shareholders is not required, the resolution of the Board of Directors) a merger agreement under which the Company will become a non-surviving company, a spin-off agreement or plan based on which the Company will become a spin-off company, a share exchange agreement or share transfer plan based upon which the Company will become a wholly owned subsidiary, the Company may acquire all of the subscription rights to shares free of charge with the advent of the date specified separately.
(2)	If a holder of subscription rights to shares become unable to exercise the rights before exercising the rights pursuant to the provisions of 1.-(6) above, the Company may acquire the subscription rights to shares free of charge.

4.	Handling of subscription rights to shares after organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split, or a share exchange or share transfer (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue on the effective date of the Organizational Restructuring subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares for each of the cases in accordance with the following provisions. However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following provisions in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 1.-(1) above after considering the conditions of the organizational restructuring.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 1.-(2) above, taking into account conditions of the Organizational Restructuring and other factors, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in 4.-(3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 1.-(3) above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 1.-(3) above.

(6)	Matters concerning increases in capital and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 1.-(4) above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Other conditions for exercising subscription rights to shares

To be determined in accordance with 1.-(6) above.

(9)	Reasons and conditions for the acquisition of subscription rights to shares

To be determined in accordance with 3. above.

(10)	Other conditions shall be determined in accordance with the provisions of the Restructured Company.

5.	Matters concerning certificates of subscription rights to shares for the subscription rights to shares

The Company shall not issue certificates of subscription rights to shares for the subscription rights to shares.

6.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 16

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #6

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #6

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Tokyo Stock Exchange on July 18, 2014 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 13 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 17, 2014)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 19, 2014 to July 18, 2044.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.

(3)	Notwithstanding (1) and (2) above, if following day of the day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by July 18, 2043, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 19, 2043 to July 18, 2044.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 18, 2014

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 17

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #6

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #6

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 18, 2044.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by July 18, 2043, he/she may exercise his/her subscription rights to shares during the period from July 19, 2043 to July 18, 2044.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 18

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #7

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #7

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (round up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Tokyo Stock Exchange on July 17, 2015 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 14 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 16, 2015)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 18, 2015 to July 17, 2045.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.

(3)	Notwithstanding (1) and (2) above, if the following day of the day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by July 17, 2044, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 18, 2044 to July 17, 2045.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with (2) after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 17, 2015

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 19

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #7

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #7

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 17, 2045.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by July 17, 2044, he/she may exercise his/her subscription rights to shares during the period from July 18, 2044 to July 17, 2045.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 20

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #8

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #8

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (round up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Tokyo Stock Exchange on April 15, 2016 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 14 years and 9 months (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to April 14, 2016)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From April 16, 2016 to April 15, 2046.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.

(3)	Notwithstanding (1) and (2) above, if following day of the day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by April 15, 2045, the holder of subscription rights to shares may exercise subscription rights to shares during the period from April 16, 2045 to April 15, 2046.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

April 15, 2016

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 21

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #8

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #8

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to April 15, 2046.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by April 15, 2045, he/she may exercise his/her subscription rights to shares during the period from April 16, 2045 to April 15, 2046.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 22

IREP Co., Ltd.

Details of Subscription Rights to Shares #2

1.	Name of subscription rights to shares

IREP Co., Ltd. Subscription rights to shares #2

2.	Type and number of shares to be issued upon exercise of subscription rights to shares

Number of shares to be issued per subscription right to shares 5,000 shares

If the Company conducts a stock split or stock consolidation, the number of shares to be issued shall be adjusted in accordance with the following formula. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split, or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing, the number of shares to be granted shall be adjusted within a reasonable extent.

3.	Issue price of each subscription right to shares

Subscription right to shares shall be issued free of charge.

4.	Issuance date of subscription rights to shares

November 1, 2005 (Tuesday)

5.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be paid when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for per share that is issued or transferred due to the exercise of the respective subscription right (hereinafter referred to as “Exercise Price”) by the number of shares granted per subscription right.

The exercise price shall be 50 yen.

If any of the following events occur after the issuance date of subscription rights to shares, the Exercise Price shall be adjusted.

(1)	In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted amount to be paid	=	Pre-adjusted amount to be paid	×	1
Stock split or stock consolidation ratio
(2)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (pre-adjustment Exercise Price at that time shall be deemed as market value before the common stock of the Company is listed to a stock exchange) (except in the case of exercise of subscription rights to shares), the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of calculation shall be rounded up to one yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of treasury stock owned by the Company from the total number of shares outstanding. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed” and “Amount to be paid per share” with “Disposal price per share.”

(3)	In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split or the like that makes it necessary to adjust the exercise price, the exercise price shall be adjusted within a reasonable extent.

6.	Exercising period for subscription rights to shares

From September 30, 2007 to September 20, 2017.

7.	Other conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company at the time of exercising the subscription right to shares. However, this provision shall not apply if the Board of Directors of the Company deems that there is any valid reason for exercising the subscription rights to shares after he/she retires or resigns his/her position.
(2)	If a holder of subscription rights to shares is deceased, the subscription rights to shares shall not be exercised by the inheritor of the deceased holder of the subscription rights to shares. However, this provision shall not apply if the Board of Directors of the Company specially approved otherwise.
(3)	A holder of subscription rights to shares may exercise part or all of the allotted subscription rights to shares. However, any fraction of less than one (1) unit of subscription right to shares shall be unexercisable.
(4)	Other conditions shall be stipulated in the agreement for the subscription rights to shares concluded between the Company and holders of subscription rights to shares.

8.	Reasons and conditions for cancellation of subscription rights to shares
(1)	If a holder of subscription rights to shares does not fulfill the conditions stipulated in 7 above, the Company may cancel the subscription rights to shares free of charge.
(2)	If the general meeting of shareholders of the Company approves a merger agreement under which the Company will become a non-surviving company, a share exchange agreement or an agenda item for a stock transfer based upon which the Company will become a wholly owned subsidiary, the Company may cancel all of the subscription rights to shares free of charge.

9.	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the Company.

10.	Certificate of subscription rights to shares

Certificates of subscription rights to shares shall be issued only when holders of the subscription rights to shares request it.

11.	Amount of issue price of new shares that is not capitalized when the new shares are issued due to exercise of subscription rights to shares

The amount obtained by subtracting the amount to be capitalized from the issue price of new shares. The amount to be capitalized shall be obtained by multiplying the issue price by 0.5, and any amount less than one (1) yen shall be rounded up.

12.	First dividend or interim dividend for new shares when the new shares are issued due to exercise of subscription rights to shares

If subscription rights to shares are exercised during the period from October 1 to March 31 of the following year, the divided is paid, deeming the shares are issued on October 1. If subscription rights to shares are exercised during the period from April 1 to September 30 of the following year, the dividend is paid, deeming the shares are issued on April 1.

13.	When a wholly-owing parent company succeeds the obligation to grant subscription rights to shares

If a share exchange or share transfer under which the Company will become a wholly owned subsidiary is conducted, the Company’s obligations relating to the subscription rights to shares shall be passed on to the wholly-owing parent company on the date of share exchange or share transfer. However, this shall be applied only when provisions in accordance with the following policies are determined at an agreement for the share exchange, or a general meeting of shareholders for share transfer.

(1)	Type of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

Common stock of the wholly-owing parent company

(2)	Numbers of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

It shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) share arising out of the adjustment shall be discarded.

(3)	Amount to be paid per exercise of subscription right to shares

The amount obtained by multiplying the exercise price by the number of shares to be issued per subscription rights to shares

The exercise price shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) yen arising out of the adjustment shall be discarded.

(4)	Exercising period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 6. above and the date of share exchange or share transfer, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 6. above.

(5)	Other conditions for exercising subscription rights to shares, and reason and condition for cancelation of subscription rights to shares

To be determined in accordance with 7. and 8. above.

(6)	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the wholly-owning parent company.

14.	Bank in charge of handling the payment of money to be invested when exercising subscription rights to shares

Shinjuku-Chuo Branch of Bank of Tokyo-Mitsubishi UFJ

15.	All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 23

D.A.Consortium Holdings Inc.

Details of Subscription Rights to Shares #3

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Subscription Rights to Shares #3

2.	Type and number of shares to be issued upon exercise of subscription rights to shares

Number of shares to be issued per subscription right to shares       4,150 shares

If the Company conducts a stock split or stock consolidation, the number of shares to be issued shall be adjusted in accordance with the following formula. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split, or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing, the number of shares to be granted shall be adjusted within a reasonable extent.

3.	Issue price of each subscription right to shares

Subscription right to shares shall be issued free of charge.

4.	Issuance date of subscription rights to shares

October 3, 2016

5.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be paid when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for per share that is issued or transferred due to the exercise of the respective subscription right (hereinafter referred to as “Exercise Price”) by the number of shares granted per subscription right.

The exercise price shall be 60 yen.

If any of the following events occur after the issuance date of subscription rights to shares, the Exercise Price shall be adjusted.

In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted amount to be paid	=	Pre-adjusted amount to be paid	×	1
Stock split or stock consolidation ratio

(2)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (pre-adjustment Exercise Price at that time shall be deemed as market value before the common stock of the Company is listed to a stock exchange) (except in the case of exercise of subscription rights to shares), the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of treasury stock owned by the Company from the total number of shares outstanding. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed” and “Amount to be paid per share” with “Disposal price per share.”

(3)	In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split or the like that makes it necessary to adjust the exercise price, the exercise price shall be adjusted within a reasonable extent.

6.	Exercising period for subscription rights to shares

From October 3, 2016 to September 20, 2017.

7.	Other conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company or a subsidiary of the Company at the time of exercising the subscription rights to shares. However, this provision shall not apply if the Board of Directors of the Company deems that there is any valid reason for exercising the subscription rights to shares after he/she retires or resigns his/her position.
(2)	If a holder of subscription rights to shares is deceased, the subscription rights to shares shall not be exercised by the inheritor of the deceased holder of the subscription rights to shares. However, this provision shall not apply if the Board of Directors of the Company specially approved otherwise.
(3)	A holder of subscription rights to shares may exercise part or all of the allotted subscription rights to shares. However, any fraction of less than one (1) unit of subscription right to shares shall be unexercisable.
(4)	Other conditions shall be stipulated in the agreement for the subscription rights to shares concluded between the Company and holders of subscription rights to shares.

8.	Provisions for the acquisition of subscription rights to shares
(1)	If a holder of subscription rights to shares does not fulfill the conditions stipulated in 7. above, the Company may acquire the subscription rights to shares free of charge.
(2)	If a general meeting of shareholders of the Company approves a merger agreement under which the Company will become a non-surviving company, a share exchange agreement or an agenda item for a stock transfer based upon which the Company will become a wholly owned subsidiary, the Company may acquire all of the subscription rights to shares free of charge.

9.	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the Company.

10.	Amount of issue price of new shares that is not capitalized when the new shares are issued due to exercise of subscription rights to shares

The amount obtained by subtracting the amount to be capitalized from the issue price of new shares. The amount to be capitalized shall be obtained by multiplying the issue price by 0.5, and any amount less than one (1) yen shall be rounded up.

11.	First distribution of surplus for new shares when the new shares are issued due to exercise of subscription rights to shares

If subscription rights to shares are exercised during the period from October 1 to March 31 of the following year, the divided is paid, deeming the shares are issued on October 1. If subscription rights to shares are exercised during the period from April 1 to September 30 of the following year, the dividend is paid, deeming the shares are issued on April 1.

12.	When a wholly-owing parent company succeeds the obligation relating to the subscription rights to shares

If a share exchange or share transfer under which the Company will become a wholly owned subsidiary is conducted, the Company’s obligations relating to the subscription rights to shares shall be passed on to the wholly-owing parent company on the date of share exchange or share transfer. However, this shall be applied only when provisions in accordance with the following policies are determined at an agreement for the share exchange, or a general meeting of shareholders for share transfer.

(1)	Type of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

Common stock of the wholly-owing parent company

(2)	Numbers of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

It shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) share arising out of the adjustment shall be discarded.

(3)	Amount to be paid per exercise of subscription right to shares

The amount obtained by multiplying the exercise price by the number of shares to be issued per subscription right to shares The exercise price shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) yen arising out of the adjustment shall be discarded.

(4)	Exercising period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 6. above and the date of share exchange or share transfer, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 6. above.

(5)	Other conditions for exercising subscription rights to shares and provisions for acquisition of subscription rights to shares

To be determined in accordance with 7. and 8. above.

(6)	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the wholly-owning parent company.

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Internet Disclosure Accompanying the Notice of the

Extraordinary Meeting of Shareholders

Attachment of “Agenda No.1: Approval of Share Transfer Plan”

Details of the Financial Statements, etc. of the last fiscal year of the other wholly-owned subsidiary of D.A.Consortium Holdings Inc. participating in the joint share transfer (D.A.Consortium Inc.) per the general provisions of Article 206, Ordinance for Enforcement of the Companies Act.

IREP Co., Ltd.

In accordance with laws and regulations and Article 14 of the Articles of Incorporation, the information on the content above is made available to shareholders on the Company’s website.

Business Report

From April 1, 2015
to March 31, 2016

I	Status of the Corporate Group

1.	Progress of Business and Results

During the fiscal year under review, Japan’s economy continued on a moderate recovery path. Consumer spending was sluggish as a result of a downturn in consumer confidence amidst growing uncertainty against a backdrop of bearish trends in the stock markets. In addition, there were some signs of weakness in the corporate sector, such as production cutbacks to reduce inventories. Turning to foreign demand, uncertainty emerged as the outlook for China’s economy and those of other emerging economies continued to be clouded, and falling resource prices and interest rate increases in the U.S. affected the pace of economic recovery.

Under such an economic environment, total advertising expenditure in Japan increased from the previous year for four consecutive years, albeit with a slowdown in growth in 2015 to 0.3% year-on-year, marking 6,171,000 million yen. In particular, the Internet advertising market, in which the DAC Group operates its main business, continued to grow at a rate that exceeded the growth of the overall advertising market this year. As a result, Internet advertising expenditure increased 10.2% year-on-year to 1,159,400 million yen, accounting for 18.8% of total advertising expenditure. With the diversification of advertising distribution with the integrated use of online and offline data, such as behavioral data and location information data on the Internet, expenditure for performance-based advertising grew sharply 21.9% year-on-year to 622.6 billion yen (advertising market data are based on “Advertising Expenditures in Japan for 2015” released by DENTSU INC).

Under these circumstances, the DAC Group promoted video advertising, for which further market expansion is expected with the development of video content viewing technologies and systems both for PCs and smart devices, as well as for smart device advertising, whose market expansion is being driven by the growth of new media, such as communication media and curation media. In addition, DAC undertook group-wide activities to adequately meet clients’ objectives, and promoted data-based advertising transactions and global advertising transactions. Moreover, the Company’s Investment Business remained strong due to the effects of IPOs on investments.

Consequently, DAC achieved significant increases in both sales and profits for the fiscal year under review. Sales increased 23.4% year-on-year to 144,980,127,000 yen; operating income increased 125.3% year-on-year to 5,062,187,000 yen; ordinary income increased 97.5% year-on-year to 4,974,304,000 yen; and, profit attributable to owners of parent increased 92.9% year-on-year to 2,026,564,000 yen.

2.	Capital Investment

Capital investment, etc. by the DAC Group during the fiscal year under review totaled 1,424,097,000 yen, which was used mainly to develop infrastructure for improving and increasing the efficiency of Internet advertising operations.

3.	Fund Procurement

The DAC Group procured funds of 3,059,426,000 yen through borrowings from financial institutions during the fiscal year under review.

4.	Transfer of Business, Absorption-type Company Split or Incorporation-type Company Split

Not applicable.

5.	Takeover of Other Companies’ Business

Not applicable.

6.	Assumption of Rights and Obligations Relating to Businesses of Other Corporations, etc. through Absorption-type Merger or Absorption-type Company Split

Not applicable.

7.	Acquisition or Disposal of Stock or Other Equity Interests in Other Corporations, Subscription Rights to Shares, etc.

Not applicable.

8.	Issues to Deal with

Focusing on the Agent, Diversified Advertising Service (DAS), and Media fields as its three major business domains, the DAC Group is striving to expand businesses and create and develop new advertising services for a digital society.

In the Agent field, the DAC Group considers it necessary to develop and expand sales of high value-added advertising products and services that meet the needs of media companies and advertisers and advertising agencies. In the DAS field, the DAC Group needs to enhance advertising-related solution services that meet the needs of advertisers and advertising agencies and media companies, such as technology support, creative services, and consulting services related to Internet advertising. In the Media field, the DAC Group is facing the task of developing high-value media and operating them continuously.

The environment surrounding the DAC Group is changing dramatically, as exemplified by the rapid spread of smartphones and tablets, development of communication media, and advances in advertising technologies. To increase the DAC Group’s value and achieve sustainable growth, the DAC Group considers it an important challenge to develop products and services that respond to such changes in the environment, develop an organizational structure that responds adequately to change, strengthen the foundations for the Group’s management, and develop new business fields through collaborations with Group companies, etc.

9.	Trends and Movements of Assets, Profits and Losses

Item	From April 1, 2012 to March 31, 2013 16th business period	From April 1, 2013 to March 31, 2014 17th business period	From April 1, 2014 to March 31, 2015 18th business period	From April 1, 2015 to March 31, 2016 19th business period (current fiscal year)
Net sales (Thousand yen)	96,319,867	105,335,780	117,463,668	144,980,127
Operating income (Thousand yen)	1,658,135	1,980,827	2,246,396	5,062,187
Ordinary income (Thousand yen)	1,704,512	2,017,512	2,518,191	4,974,304
Profit attributable to owners of parent (Thousand yen)	804,684	2,022,664	1,050,685	2,026,564
Profit per share (Yen)	16.57	41.66	21.64	41.73
Total assets (Thousand yen)	31,344,755	37,499,834	43,897,825	54,252,635
Net assets (Thousand yen)	16,472,800	20,045,060	22,998,601	25,437,911

Notes:

1.	Profit per share is calculated based on the average number of shares outstanding during the period.

2.

The Company implemented a 100-for-1 stock split on April 1, 2013. Accordingly, profit per share for the 16th business period and beyond is calculated based on the assumption that the said stock split was executed at the beginning of the 16th business period.

3.

As a result of application of the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21 issued on September 13, 2013) and other accounting standards, the presentation of “net income” has been changed to “profit attributable to owners of parent” from the fiscal year under review.

10.	Status of Significant Parent Company and Subsidiaries (As of March 31, 2016)

(1)	Parent Company

The Company’s parent company is Hakuhodo DY Holdings Inc., which indirectly owns 27,769,000 shares, or 57.2% of the voting stock of the Company as of the end of the current fiscal year. Hakuhodo DY Media Partners Inc. and Hakuhodo Inc., both of which directly own shares in the Company and are wholly-owned subsidiaries of Hakuhodo DY Holdings Inc., purchase online advertising from the Company.

(2)	Matters concerning transactions with the parent company

1)	Matters considered not to harm the interests of the Company in conducting transactions with the parent company

The Company basically conducts transactions on appropriate terms and conditions equivalent to general terms and conditions, taking into account market value, etc., assuming transactions between independent parties. In addition, interest rates are determined fairly and appropriately based on rational judgments, considering market interest rates.

2)	Decisions of the Board of Directors on whether transactions with the parent company will not harm the interests of the Company and reasons

In conducting transactions, the Company makes decisions after conducting multidimensional discussions at meetings of the Board of Directors by seeking the opinions of Outside Directors who are independent of the parent company. In addition, transactions are not deemed to harm the interests of the Company when specific terms and conditions, etc. of transactions are taken into account.

3)	Opinions of Outside Directors in case decisions of the Board of Directors differ

Not applicable.

(3)	Major Subsidiaries

Name	Capital stock (Thousand yen)	Voting Stock Ownership (%)	Main Business
Platform One Inc.	250,000	100.0	Provision of platform services for online advertising transactions
ADPRO inc.	65,000	100.0	Operational services for online advertising, including schedule management, sending ad data.
Torchlight Inc.	50,004	70.0	Provision of total support services for social graph marketing
HAKUHODO i-studio Inc.	260,000	60.0	Various websites and content planning and production businesses, system development business and CRM business
IREP Co., Ltd.	550,640	57.6	Provision of services related to search engine marketing (SEM), such as listing ads, search engine optimization, and web analysis
UNITED, Inc.	2,921,871	44.4	Media business, centering on smartphone media business, and Real Time Bidding (RTB) advertising business, centering on advertising platform business
D.A.Consortium Beijing CO., LTD.	447,000	50.1	Online advertising business in China
DAC ASIA PTE. LTD.	691,980	100.0	Online advertising strategy planning, business development and market research and supporting expansion of group companies in the Southeast Asian region

Notes:

1.

The Company conducted an absorption-type merger with i-MEDIA DRIVE inc., its wholly-owned subsidiary, under which i-MEDIA DRIVE became the company absorbed in an absorption-type merger, and the Company became the surviving company of the absorption-type merger, effective October 1, 2015.

2.

The Company conducted an absorption-type merger with Bumblebee Inc., its wholly-owned subsidiary, under which Bumblebee became the company absorbed in an absorption-type merger, and the Company became the surviving company of the absorption-type merger, effective March 30, 2016.

11.	Main Businesses of the Corporate Group (As of March 31, 2016)

(1)	Purchase, sale, and brokerage of ad space via digital networks including the Internet, and planning and consultation related to such advertising

(2)	Planning, operation, and consultation of advertising, marketing, promotion, and public relations activities using digital networks including the Internet

(3)	Conducting outsourced research on the effectiveness of advertising via digital networks including the Internet

(4)	Information provision services and research and development on advertising via digital networks including the Internet

(5)	Sale of information systems related to advertising via digital networks including the Internet and information systems related to the purchase, sale and brokerage of such advertising

(6)	Planning of businesses related to digital networks including the Internet, consultation, and sale of information systems

(7)	Undertaking consignment purchase, sale, and brokerage of advertising via digital networks including the Internet

(8)	Planning, designing, production, access log analysis of websites on the Internet, and search engine optimization measures and operation

(9)	Planning and production of online content (online ads and videos, etc.)

(10)	Discovering and cultivating promising ventures and supporting their value creation through the establishment and management of funds

(11)	Investing in stocks and securities and holding, managing, and trading such stocks and securities

12.	Main Offices of the Corporate Group (As of March 31, 2016)

(1)	Main Offices of the Company

Head Office	4-20-3 Ebisu, Shibuya-ku, Tokyo
Kansai Office	1-2-5 Dojima, Kita-ku, Osaka-shi, Osaka
New York Office	55 Broad Street, New York, NY, USA

(2)	Main Offices of Subsidiaries

Platform One Inc.	4-20-3 Ebisu, Shibuya-ku, Tokyo
ADPRO inc.	4-20-3 Ebisu, Shibuya-ku, Tokyo
Torchlight Inc.	4-20-3 Ebisu, Shibuya-ku, Tokyo
HAKUHODO i-studio Inc.	1-10-1 Yuraku-cho, Chiyoda-ku, Tokyo
IREP Co., Ltd.	2-11-1 Nagata-cho, Chiyoda-ku, Tokyo
UNITED, Inc.	1-2-5 Shibuya, Shibuya-ku, Tokyo
D.A.Consortium Beijing CO., LTD.	Liangmaqiao Diplomatic Office Building #5, LD01-0-502, No. 19, Dongfang East Road, Chaoyang District, Beijing, China
DAC ASIA PTE. LTD.	105 Cecil Street The Octagon 24-02, Singapore

13.	Employees (As of March 31, 2016)

(1)	Employees of the Corporate Group

Location	Number of employees	Change from the end of the previous fiscal year
Japan	1,649 (179)	Up 230 (down 7)
North America	1 (-)	Down 5 (-)
Asia	230 (4)	Down 40 (-)
Total	1,880 (183)	Up 185 (down 7)

Notes:

1.	The number of employees represents the number of those who are actually at work, and the number of temporary workers is shown separately in parentheses.

2.	The number of employees increased 185 compared to the end of the previous fiscal year. The main reason for the increase is an increase in hiring due to business expansion.

(2)	Employees of the Company

Number of employees	Change from the end of the previous fiscal year	Average age	Average length of service
375	Up 84	31 years and 9 months old	3 years and 10 months

14.	Major Creditors (As of March 31, 2016)

Creditor	Outstanding loans
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	3,800,000 thousand yen
Mizuho Bank, Ltd.	740,277 thousand yen
Sumitomo Mitsui Banking Corporation	408,139 thousand yen

15.	Other Significant Matters concerning the Current Status of the Corporate Group

Not applicable.

II	Executive Officers of the Company

1.	Directors and Auditors (As of March 31, 2016)

Position	Name	Responsibilities and significant concurrent positions
Representative Director	Hirotake Yajima	President & CEO Director, Hakuhodo DY Media Partners Inc. Director, UNITED, Inc. Director, IREP Co., Ltd.
Director	Masaya Shimada	Chief Operating Officer, Managing Executive Officer, Assistant to President Director, UNITED, Inc. Director, IREP Co., Ltd. Director, HAKUHODO i-studio Inc.
Director	Akihiko Tokuhisa	Chief Marketing Officer, Managing Executive Officer, In charge of Product Development Director, UNITED, Inc. Director, HAKUHODO i-studio Inc.
Director	Tatsuya Daito	Chief Financial Officer, Managing Executive Officer, In charge of Corporate Administration, Corporate Strategy and Risk Management Director, UNITED, Inc.
Director	Hisaharu Terai	Corporate Officer, In charge of DAC ASIA
Director	Shuichi Takanashi	Chief Revenue Officer, Corporate Officer, In charge of Media & Technology Services Director, UNITED, Inc. Director, IREP Co., Ltd.
Director	Naoki Nozawa
Director	Masaki Mikami	Corporate Officer, Hakuhodo Inc. Corporate Officer, Hakuhodo DY Media Partners Inc. Director, IREP Co., Ltd.
Director	Masato Igarashi	Director & Corporate Officer, Hakuhodo DY Media Partners Inc.
Director	Tsunehiro Watabe	Chairman, CVC Asia Pacific Japan K.K.
Full-Time Auditor	Kazuma Shindo
Auditor	Masanori Nishioka	Director & Corporate Officer, Hakuhodo DY Holdings Inc. Corporate Officer, Hakuhodo Inc. Director, YOMIKO ADVERTISING INC.
Auditor	Hiroshi Mizukami	Attorney Outside Auditor, Elematec Corporation Outside Director (Audit and Supervisory Committee Member), GMO CLOUD K.K. Outside Director (Audit and Supervisory Committee Member), Sanyei Corporation

Notes:

1.	Director Tsunehiro Watabe is outside Director.

2.	Auditors Kazuma Shindo and Hiroshi Mizukami are outside Auditors.

3.

The Company has appointed Director Tsunehiro Watabe and Auditor Hiroshi Mizukami as independent officers as provided for in the regulations of the Tokyo Stock Exchange and notified such to the Exchange.

4.	Auditor Kazuma Shindo has extensive experience and knowledge as a practitioner and a corporate administrator in the advertising business, as well as insights into information technology.

5.	Auditor Masanori Nishioka has engaged in corporate administration for many years, and has considerable knowledge of finance and accounting.

6.	Auditor Hiroshi Mizukami has extensive knowledge and experience as an attorney, who is well versed in corporate legal affairs.

7.	Director Masato Igarashi was elected Director at the 18th Ordinary General Meeting of Shareholders held on June 24, 2015, and assumed office.

8.

Director Tsunehiro Watabe retired as Auditor of the Company upon the expiration of his term of office on June 24, 2015. He was elected Director at the 18th Ordinary General Meeting of Shareholders held on the same day, and assumed office.

9.	Director Tomoyuki Imaizumi retired as Director of the Company upon the expiration of his term of office at the close of the 18th Ordinary General Meeting of Shareholders held on June 24, 2015.

10.	Auditor Hiroshi Mizukami was elected Auditor of the Company at the 18th Ordinary General Meeting of Shareholders held on June 24, 2015, and assumed office.

11.	Director Shuichi Takanashi assumed the position of Director of IREP Co., Ltd. on December 18, 2015.

12.	Director Masaki Mikami retired as Director of HAKUHODO i-studio Inc. upon expiration of the term of office on June 18, 2015.

2.	Outline of Liability Limitation Agreement

The Company has entered into agreements with Directors (excluding Executive Directors, etc.) and Auditors to limit their liability as provided for by Article 423, Paragraph 1 of the Companies Act in accordance with the provisions of Article 427, Paragraph 1 of the Act.

The maximum liability under the agreement shall be the amount stipulated by laws and regulations.

3.	Compensation, etc. of Directors and Auditors

Category	Number of recipients	Compensation, etc.
Directors	7	252,597,000 yen
Auditors	3	16,500,000 yen
Total	10	269,097,000 yen

Notes:

1.

The maximum compensation, etc. payable to Directors, including performance-based bonuses to Directors, was set at 500 million yen a year, including the maximum compensation, etc. payable to Outside Directors of 50 million yen, but excluding employee salaries for Directors who concurrently serve as employees, by a resolution of the 12th Ordinary General Meeting of Shareholders held on February 26, 2009.

2.

The maximum compensation, etc. payable to Auditors was set at 50 million yen a year by a resolution of the 3rd Ordinary General Meeting of Shareholders held on February 29, 2000. In addition, a resolution of the 12th Ordinary General Meeting of Shareholders held on February 26, 2009 determined that bonuses payable to Auditors shall be included in the said compensation payable to Auditors.

3.

A resolution of the 12th Ordinary General Meeting of Shareholders held on February 26, 2009 determined that, aside from compensation listed in Note 1 above, Directors (excluding Outside Directors) shall be eligible for a grant of subscription rights to shares as stock options with a maximum of 200 million yen a year. The 10th Ordinary General Meeting of Shareholders held on February 27, 2007 resolved to change the compensation scheme, enabling the issuance of subscription rights to shares as share-based compensation in the form of stock options, in addition to the issuance of subscription rights to shares as incentive stock options.

4.

Separately from the compensation listed in Note 2. above, a resolution was passed by the 10th Ordinary General Meeting of Shareholders held on February 27, 2007 that Auditors shall be eligible to receive share-based compensation in the form of stock options of up to 25 million yen a year and the Company may issue subscription rights to shares as incentive stock options.

5.	The compensation, etc. of Directors and Auditors include compensation, etc. from bonuses, provision for directors’ retirement benefits, and stock options.

6.	In addition to the above, the Company has paid employee salaries of 18,166,000 yen and employee bonuses of 8,360,000 yen for Directors who concurrently serve as employees.

4.	Outside Executive Officers

(1)

Significant positions held concurrently by the Company’s Directors and Auditors at other corporations, etc. and relationships between the Company and such other corporations, etc. (As of March 31, 2016)

Position	Name	Corporations, etc. where significant positions are held concurrently	Relationships with the Company
Director	Tsunehiro Watabe	Chairman, CVC Asia Pacific Japan K.K.	No special relationships of interest
Auditor	Hiroshi Mizukami	Attorney Outside Auditor, Elematec Corporation Outside Director (Audit and Supervisory Committee Member), GMO CLOUD K.K. Outside Director (Audit and Supervisory Committee Member), Sanyei Corporation	No special relationships of interest

(2)	Major activities at the Company

Position	Name	Major activities at the Company
Director	Tsunehiro Watabe

Attended all 10 meetings of the Board of Directors held since assuming office as Director, and made comments necessary for deliberations of agenda items as appropriate. Also attended all two meetings of the Board of Directors and all three meetings of the Board of Auditors held during his tenure of office as an Auditor, and made comments from the viewpoint mainly of corporate administration, as appropriate.

Auditor	Kazuma Shindo

Attended all 12 meetings of the Board of Directors and all the 13 meetings of the Board of Auditors held during the current business year, and made comments necessary from the viewpoint mainly of corporate administration as appropriate.

Auditor	Hiroshi Mizukami

Attended nine of 10 meetings of the Board of Directors and all 10 meetings of the Board of Auditors held since assuming office as Auditor, and made comments from the viewpoint mainly of corporate legal affairs, as appropriate.

(3)	Total compensation, etc. paid to Outside Directors and Outside Auditors

Total compensation, etc. paid to Outside Directors and Outside Auditors (a total of three) during the current business year was 21,000,000 yen.

(4)	Total compensation, etc. received as Directors or Auditors from the Company’s parent company or its subsidiaries during the current business year:

19,199,000 yen

III	Shares of the Company (As of March 31, 2016)

1.	Total Number of Shares Authorized to Be Issued:	90,000,000

2.	Total Number of Shares Outstanding:	53,442,300
	(including treasury shares of 4,864,900 shares)

3.	Number of Shareholders:	8,384

4.	Major Shareholders:

Name of shareholder	Number of shares owned	Ratio of shareholding
Hakuhodo DY Media Partners Inc.	23,269,500	47.9%
Hakuhodo Inc.	4,500,000	9.3%
Japan Trustee Services Bank, Ltd. (Trust Account)	1,127,700	2.3%
Tokyu Agency Inc.	1,000,000	2.1%
MSCO CUSTOMER SECURITIES	783,900	1.6%
The Master Trust Bank of Japan, Ltd. (Trust Account)	769,600	1.6%
Morgan Stanley MUFG Securities Co., Ltd.	635,294	1.3%
GOLDMAN SACHS INTERNATIONAL	480,000	1.0%
BNYM SA/NV FOR BNYM FOR BNYM GCM CLIENTACCTS M ILM FE	429,900	0.9%
Rakuten Securities, Inc.	326,300	0.7%

Notes:

1.	Treasury shares of 4,864,900 shares are not listed in the table above.

2.	Shareholding ratio is calculated after deducting the number of treasury shares (4,864,900 shares) from the total number of shares outstanding.

5.	Other Significant Matters Concerning Shares of the Company

Not applicable.

IV	Subscription Rights to Shares and Others of the Company

1.	Subscription Rights to Shares Held by the Company’s Officers (As of March 31, 2016)

Subscription Rights to Shares
Resolution for issuing subscription rights to shares	February 26, 2009	February 25, 2010	June 28, 2011
Types of share to be issued upon exercise of subscription rights to shares	Common share	Common share	Common share
Issue price	27,888 yen	28,439 yen	33,196 yen
Exercise price	1 yen	1 yen	1 yen
Number of subscription rights to shares	616	868	732
Number of shares to be issued upon exercise of subscription rights to shares	61,600	86,800	73,200
Exercise conditions	(Note 2)	(Note 2)	(Note 2)
Exercise period	From March 25, 2009 to March 24, 2039	From March 20, 2010 to March 19, 2040	From July 20, 2011 to July 19, 2041
Directors	6 persons	6 persons	6 persons
Outside Auditors	-	-	-
Auditors	-	-	-

Subscription Rights to Shares
Resolution for issuing subscription rights to shares	June 27, 2012	March 27, 2013	June 26, 2013
Types of share to be issued upon exercise of subscription rights to shares	Common share	Common share	Common share
Issue price	13,875 yen	16,100 yen	61,300 yen
Exercise price	1 yen	420 yen	1 yen
Number of subscription rights to shares	740	960	626
Number of shares to be issued upon exercise of subscription rights to shares	74,000	96,000	62,600
Exercise conditions	(Note 2)	(Note 1)	(Note 2)
Exercise period	From July 19, 2012 to July 18, 2042	From March 28, 2015 to March 27, 2020	From July 20, 2013 to July 19, 2043
Directors	6 persons	6 persons	6 persons
Outside Auditors	-	-	-
Auditors	-	-	-

Subscription Rights to Shares
Resolution for issuing subscription rights to shares	May 28, 2014	June 25, 2014	June 24, 2015
Types of share to be issued upon exercise of subscription rights to shares	Common share	Common share	Common share
Issue price	100 yen	35,600 yen	36,200 yen
Exercise price	399 yen	1 yen	1 yen
Number of subscription rights to shares	6,840	778	794
Number of shares to be issued upon exercise of subscription rights to shares	684,000	77,800	79,400
Exercise conditions	(Note 1, 3)	(Note 2)	(Note 2)
Exercise period	From July 1, 2018 to June 30, 2021	From July 19, 2014 to July 18, 2044	From July 18, 2015 to July 17, 2045
Directors	6 persons	6 persons	6 persons
Outside Auditors	-	-	-
Auditors	-	-	-

Notes:

1.

Executive officers (including auditors) or employees of the Company, its subsidiaries, or affiliates at the time of exercising the rights are eligible; provided, however, that this shall not apply to the cases of those who have retired due to the expiration of their terms of office, retirement at mandatory age, involuntary retirement, or for any other reasons deemed to be justifiable by the Board of Directors.

2.

Former directors may only exercise their subscription rights to shares within 10 days from the day following the date they left their positions as directors (if the 10th day falls on a holiday, the following business day).

3.

The subscription rights to shares may be exercised only if operating income (operating income in the Consolidated Statements of Income of the Company’s Securities Report (if the Company does not prepare the Consolidated Statements of Income, Non-consolidated Statements of Income) exceeds 3.5 billion yen for the fiscal year ending March 31, 2018.

4.

The Company conducted a share split at the ratio of 100 shares to one (1) share of common stock on April 1, 2013. Accordingly, the number of shares to be issued upon exercise of subscription rights to shares and the paid-in amount (exercise price) per share at the time of exercise have been adjusted in line with the split ratio.

2.	Subscription Rights to Shares Granted to the Company’s Employees and Other Staff during the Current Business Year

Subscription Rights to Shares
Resolution for issuing subscription rights to shares	June 24, 2015
Types of share to be issued upon exercise of subscription rights to shares	Common share
Issue price	36,200 yen
Exercise price	1 yen
Number of subscription rights to shares	194
Number of shares to be issued upon exercise of subscription rights to shares	19,400
Exercise conditions	(Note)
Exercise period	From July 18, 2015 to July 17, 2045
Executive Officers	6 persons
Employees	-

Note:

Former employees may only exercise their subscription rights to shares within 10 days from the day following the date they left their positions as employees (if the 10th day falls on a holiday, the following business day).

V	Accounting Auditor

1.	Name of Accounting Auditor

KPMG AZSA LLC

The Company has appointed KPMG AZSA LLC to serve as an Accounting Auditor pursuant to the Companies Act to perform accounting audits pursuant to the Financial Instruments and Exchange Act.

Incidentally, there are no material conflicts of interest between the Company and KPMG AZSA LLC, as well as its engagement partners who audit the accounts of the Company.

2.	Compensation, etc. of Accounting Auditor

(1)	Compensation, etc. paid to the Accounting Auditor of the Company for the current business year

35,000 thousand yen

(2)	Total amount of cash and other benefits paid to the Accounting Auditor by the Company and its subsidiaries

59,900 thousand yen

Notes:

1.

The audit engagement entered into by the Company and the Accounting Auditor does not clearly distinguish compensation, etc. for audits prescribed in the Companies Act and those prescribed in the Financial Instruments and Exchange Act. Therefore, the amount stated above in (1) shows the total of such compensation.

2.	Of the company’s significant subsidiaries, UNITED, Inc. is audited by the accounting firm Avantia GP, rather than the Company’s Accounting Auditor.

3.

The Company’s subsidiaries entrust the Accounting Auditor to carry out agreed upon procedures, services not included among audit duties provided for in Article 2, Paragraph 1 of the Certified Public Accountant Act, and pays fees for such services.

4.

In accordance with the Practical Guidelines on Collaboration with Accounting Auditors issued by the Japan Audit & Supervisory Board Members Association, the Board of Auditors of the Company verified the results of audit hours by audit item, changes in Accounting Auditor’s remuneration, and the status of the audit plan in past fiscal years and actual results, and examined the appropriateness of audit hours and estimate of auditor’s remuneration for the current fiscal. As a result, the Board of Auditors gave its approval as provided for in Article 399, Paragraph 1 of the Companies Act for the Accounting Auditor’s remuneration.

3.	Policy for Determining Dismissal or Non-reappointment of Accounting Auditor

If the Board of Auditors deems it necessary, such as cases in which the Accounting Auditor’s appropriate execution of duties cannot be ensured, the Board of Auditors shall decide the contents of the agenda regarding dismissal or non-reappointment of the Accounting Auditor to be submitted to the Ordinary General Meeting of Shareholders.

In the event any of the items stipulated in Article 340, Paragraph 1 of the Companies Act becomes applicable to the Accounting Auditor, the Board of Auditors shall dismiss the Accounting Auditor based on the unanimous agreement of the Auditors. In such cases, an Auditor appointed by the Board of Auditors shall report to the effect that the Accounting Auditor was dismissed and the reasons therefor at the first General Meeting of Shareholders to be convened after dismissal of the Accounting Auditor.

VI	Company’s Systems and Policies

1.	Systems to Ensure the Appropriateness of Business Operations

The Company’s “Basic Policy for Establishing an Internal Control System,” approved by the Board of Directors as the Company’s basic policy concerning the establishment of systems to ensure the appropriateness of operations, is as follows. (Final revision on April 27, 2016)

(1)	Systems to ensure that Directors and employees of the Company and its subsidiaries perform their duties in compliance with laws, regulations and the Articles of Incorporation

1)

The Company shall establish the “DAC Group Code of Conduct” and the “DAC Group Compliance Rules” to ensure that the execution of duties by Directors and employees of the Company and its subsidiaries (hereinafter referred to as the “DAC Group”) complies with laws and regulations, the Articles of Incorporation, and internal rules.

2)

To ensure that the DAC Group detects and corrects wrongdoing at an early stage at its own initiative, the Compliance Harassment Hotline shall be established to enable information to be provided internally (reporting hotline prescribed by the Rules for the Compliance Harassment Hotline) and externally (legal advisor).

3)

The Company shall establish an internal audit department, which will audit the DAC Group’s compliance with laws and regulations, etc., and report the results of such audit to the Board of Directors and Auditors.

4)

The Company shall establish a reporting system concerning internal controls to ensure the reliability of financial reporting in accordance with requirements under the Financial Instruments and Exchange Act, and administer and evaluate such system effectively and efficiently.

5)

The DAC Group shall take a resolute stance against and eliminate any relationships with anti-social forces in cooperation with external expert organizations from the viewpoint of corporate social responsibility.

6)

The Company shall have its subsidiaries establish rules, etc. that conform to the Company’s rules and other systems by taking into account the size and characteristics, etc. of individual subsidiaries, in order to develop systems that ensure the execution of duties by Directors and employees at its subsidiaries complies with laws and regulations and the Articles of Incorporation.

(2)	Systems under which information regarding the performance of duties by Directors of the Company shall be retained and managed

1)

The Company shall establish a system to store and manage information on the execution of duties by Directors in accordance with laws and regulations and internal rules, such as the Document Management Rules. Directors and Auditors may view such information as needed.

2)

The Company shall obtain certification for the information security management system (ISMS), establish a system that meets the requirements of ISO/IEC27001 standards and upgrade and improve the system, with the aim of strengthening its system to store and manage information on the execution of duties by Directors.

(3)	Regulations and other systems for managing the risk of losses of the Company and its subsidiaries

1)

The Company shall set up the Risk Management Committee based on the Risk Management Rules. In addition, the Company shall appoint an Executive Officer for overseeing the risk management of the Group, in order to establish a system for managing risks of losses of the Group.

2)

The Company shall establish the Group Internal Control Subcommittee, Business Quality Management Subcommittee, Information Security Subcommittee, and Business Succession Subcommittee, as subcommittees of the Risk Management Committee, in order to manage various management and business risks.

3)

The Company shall have its subsidiaries establish internal rules, etc. that conform to the Company’s rules and other systems by taking into account their size and characteristics, etc., and develop systems to manage the risk of losses, etc.

(4)	Systems to ensure efficient performance of duties by Directors of the Company and its subsidiaries

1)	The Company has adopted the Executive Officer System to strengthen the decision-making and oversight functions of the Board of Directors and streamline business execution.

2)

The Company holds a Board of Directors’ meeting every month in principle, in accordance with the Board of Directors Regulations, to make decisions on matters prescribed by laws and regulations or the Articles of Incorporation and important management matters, as well as to receive reports on the business execution of the DAC Group and supervise the execution of duties by Directors.

3)

The Company holds the Corporate Strategy Meeting, attended by Executive Officers, every week, in principle, to ensure effective execution of duties based on policies determined by the Board of Directors and has adequate discussions on matters such as the status of execution of duties, analyses and forecasts of the business environment and investment decisions of the DAC Group.

4)

The Company shall establish the Organization Regulations and Regulations for Official Authority to clarify the organizational structure, reporting line, division of duties and others to ensure the efficient execution of duties by Directors.

5)

The Company shall have its subsidiaries establish internal rules, etc. that conform to the Company’s rules and other systems by taking into account the size and characteristics of individual subsidiaries, to develop systems that ensure the efficient execution of duties by Directors.

(5)	System to ensure the appropriateness of operations in the Company, its parent company and subsidiaries

1)

The Company shall send Directors or Auditors to its Group companies and have them hold concurrent positions at such Group companies to oversee or audit the execution of duties by Directors, etc. of the DAC Group and establish a system for reporting by Directors, etc. of the DAC Group to the Company.

2)

The Company shall share important information with each company in the DAC Group by holding regular meetings, such as the “Monthly Group President Meeting,” and require Group companies to make reports beforehand on important decision-making to the Company based on the “Rules for Management of Subsidiaries and Associates.”

3)	The Company shall have its internal audit department audit companies of the DAC Group.

4)

When conducting business transactions with the Company’s parent company, its subsidiaries and affiliated companies, the Company shall conduct such business transactions appropriately and duly at fair market value based on transactions between individual parties.

(6)	Matters relating to employees to serve as assistants to Auditors of the Company for the execution of their duties

The Company shall set up the Secretariat of the Board of Auditors based on the “Rules for the System for Assisting Auditors.” In addition, assistants to support the Company’s Auditors in performing their duties shall be appointed to the Secretariat in the number deemed necessary, and assist Auditors in performing their duties.

(7)

Matters related to the independence of an employee who assists Auditors of the Company in the performance of their duties from Directors, and matters to ensure the effectiveness of directions given to such employee

The Company shall have employees who assist in audit work assist Auditors in performing their duties under their supervision based on the Rules for the System for Assisting Auditors, and personnel changes, personnel evaluations, and disciplinary punishments of such employees shall require the prior approval of Auditors.

(8)	Systems under which Directors and employees of the Company and its subsidiaries report to Auditors, and other systems regarding reports to Auditors

1)

Directors and employees of the DAC Group shall make statutory reports, as well as regular reports on the DAC Group’s status of operations, including business performance, to the Company’s Auditors or at their request based on the “Regulations for the System for Reporting to Auditors.”

2)

Directors or employees of the DAC Group shall report to the Company’s Auditors if they come to know of a fact that constitutes or may constitute violation of laws and regulations, or the Articles of Incorporation, or material violation of internal rules, or a fact that causes or may cause significant damage to the DAC Group.

3)

The Company shall request Auditors to attend Board of Directors’ meetings and important meeting structures to ensure a system whereby Auditors can request a report as needed within such meeting structure.

4)	The Company shall report the results of audits conducted by the internal audit department to its Auditors.

5)	The Company shall establish a whistleblower system, whereby Directors and employees of the DAC Group can provide information to Auditors of the Company directly via the Compliance Harassment Hotline.

(9)	System to ensure that a person who has made a report to Auditors of the Company shall not receive unfair treatment due to the report made

The Company shall establish regulations, etc., and take appropriate steps to prohibit unfavorable treatment of Directors and employees of the DAC Group who have reported to Auditors of the Company on the grounds of their making such reports.

(10)

Matters regarding procedures for advance payment or reimbursement of expenses incurred in connection with the performance of duties of Auditors of the Company and any other policy for processing expenses and liabilities incurred in connection with the performance of their duties

When an Auditor claims advance payments, etc. of expenses arising in relation to the execution of duties, the Company shall take procedures for paying such expenses immediately, unless expenses and obligations associated with such claims are deemed unnecessary for the execution of duties by such Auditor.

(11)	Other systems to ensure effective supervision by Auditors of the Company

1)

Auditors shall attend Board of Directors’ meetings and other important meeting structures, and express their opinions and receive reports where necessary. In addition, Auditors may view important documents relating to business execution, such as approval documents, and request explanations from Directors and employees.

2)

Auditors shall ensure the effectiveness of audits by exchanging information and cooperating with the Representative Director, Accounting Auditor, internal audit department, business divisions, and Directors and Auditors, etc. of companies of the DAC Group.

2.	Overview of Operational Status of the System to Ensure the Appropriateness of Business Operations

(1)	Execution of Duties by Directors

During the fiscal year under review, the Company held 12 meetings of the Board of Directors, where decisions on matters prescribed by laws and regulations or the Articles of Incorporation and important management matters were made. In addition, the Board of Directors received reports on the business execution of the DAC Group and supervised the execution of duties by Directors.

(2)	Execution of Duties by Auditors

During the fiscal year under review, the Company held 13 meetings of the Board of Auditors, where Auditors exchanged opinions. In addition, Auditors attended important meetings, such as Board of Directors’ meetings, exchanged information with the Representative Director, Accounting Auditor, internal audit department, business divisions, and Directors and Auditors, etc. of companies of the DAC Group, and audited the execution of duties by Directors.

(3)	Risk Management and Compliance

Risk Management Committee meetings are held based on the Risk Management Rules to manage risks of losses of the DAC Group.

The Compliance Harassment Hotline has been set up to ensure that the DAC Group detects and corrects wrongdoing at an early stage at its own initiative and its availability has been disseminated to all employees.

3.	Basic Policy Regarding Persons Who Control the Company’s Decisions on Financial and Business Policies

The Company has not established the above basic policy at present.

Consolidated Balance Sheet

(As of March 31, 2016)

(Unit: Thousand yen)

ASSETS		LIABILITIES
Item	Amount	Item	Amount
Current assets	43,765,376	Current liabilities	27,562,214

Cash and deposits	15,451,512	Accounts payable - trade	16,955,324

Notes and accounts receivable - trade	20,189,804	Short-term loans payable	4,100,000

Operational investment securities	5,831,435	Current portion of long-term loans payable	222,584

Other	2,316,393	Accounts payable - other	1,412,536

Allowance for doubtful accounts	(23,768)	Income taxes payable	1,099,237

		Provision for bonuses	983,261

Non-current assets	10,487,259	Provision for directors’ bonuses	98,682

Property, plant and equipment	903,533	Other	2,690,588

Buildings	533,668	Non-current liabilities	1,252,509

Furniture and fixtures	357,533	Long-term loans payable	845,082

Other	12,331	Other	407,427

		Total liabilities	28,814,724

Intangible assets	2,534,515	NET ASSETS

Goodwill	753,326	Shareholders’ equity	14,388,044

Software	1,234,844	Capital stock	4,031,837

Software in progress	411,491	Capital surplus	4,961,790

Other	134,853	Retained earnings	7,006,457

		Treasury shares	(1,612,040)

Investments and other assets	7,049,210	Accumulated other comprehensive income	2,318,192

Investment securities	5,279,573	Valuation difference on available-for-sale securities	2,070,176

Guarantee deposits	1,281,073	Foreign currency translation adjustment	248,015

Other	504,248	Subscription rights to shares	223,757

Allowance for doubtful accounts	(15,684)	Non-controlling interests	8,507,917

		Total net assets	25,437,911

Total assets	54,252,635	Total liabilities and net assets	54,252,635

Note:    Figures do not include amounts less than one thousand yen.

Consolidated Statements of Income

From April 1, 2015 to March 31, 2016

(Unit: Thousand yen)

Item	Amount
Net sales		144,980,127
Cost of sales		124,424,985
Gross profit		20,555,142
Selling, general and administrative expenses		15,492,955
Operating income		5,062,187
Non-operating income
Interest income	15,836
Dividend income	13,188
Subsidy income	20,935
Other	23,807	73,767
Non-operating expenses
Interest expenses	18,953
Foreign exchange losses	52,206
Investment loss accounted for using equity method	80,580
Other	9,910	161,650
Ordinary income		4,974,304
Extraordinary income
Gain on sales of shares of subsidiaries and associates	360,244
Other	41,019	401,263
Extraordinary losses
Loss on valuation of investment securities	162,336
Impairment loss	116,270
Loss on retirement of non-current assets	105,946
Other	128,816	513,369
Income before income taxes		4,862,199
Income taxes - current	1,587,923
Income taxes - deferred	(60,747)	1,527,175
Profit		3,335,023
Profit attributable to non-controlling interests		1,308,459
Profit attributable to owners of parent		2,026,564

Note:    Figures do not include amounts less than one thousand yen.

Consolidated Statements of Changes in Equity

From April 1, 2015 to March 31, 2016

(Unit: Thousand yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of current period	4,031,837	3,183,953	7,876,217	(1,625,008)	13,467,000
Cumulative effects of changes in accounting policies		2,101,575	(2,474,028)		(372,453)
Balance at beginning of current period after changes in accounting policies	4,031,837	5,285,528	5,402,189	(1,625,008)	13,094,547
Changes of items during period
Dividends of surplus			(388,519)		(388,519)
Profit attributable to owners of parent			2,026,564		2,026,564
Change of scope of equity method			(33,777)		(33,777)
Disposal of treasury shares		(1,555)		12,967	11,412
Capital increase of consolidated subsidiaries		30,920			30,920
Purchase of shares of consolidated subsidiaries		(8,229)			(8,229)
Purchase of treasury shares of consolidated subsidiaries		(326,527)			(326,527)
Exercise of subscription rights to shares of consolidated subsidiaries		(18,346)			(18,346)
Net changes of items other than shareholders’ equity
Total changes of items during period	-	(323,737)	1,604,267	12,967	1,293,497
Balance at end of current period	4,031,837	4,961,790	7,006,457	(1,612,040)	14,388,044

	Accumulated other comprehensive income			Subscription rights to shares	Non- controlling interests	Total net assets
	Valuation difference on available-for- sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income
Balance at beginning of current period	1,367,197	381,686	1,748,884	197,981	7,584,736	22,998,601
Cumulative effects of changes in accounting policies					(2,103)	(374,556)
Balance at beginning of current period after changes in accounting policies	1,367,197	381,686	1,748,884	197,981	7,582,632	22,624,044
Changes of items during period
Dividends of surplus						(388,519)
Profit attributable to owners of parent						2,026,564
Change of scope of equity method						(33,777)
Disposal of treasury shares						11,412
Capital increase of consolidated subsidiaries						30,920
Purchase of shares of consolidated subsidiaries						(8,229)
Purchase of treasury shares of consolidated subsidiaries						(326,527)
Exercise of subscription rights to shares of consolidated subsidiaries						(18,346)
Net changes of items other than shareholders’ equity	702,979	(133,671)	569,308	25,776	925,285	1,520,369
Total changes of items during period	702,979	(133,671)	569,308	25,776	925,285	2,813,867
Balance at end of current period	2,070,176	248,015	2,318,192	223,757	8,507,917	25,437,911

Note:    Figures do not include amounts less than one thousand yen.

Notes to Consolidated Financial Statements

(Notes to Significant Matters Forming the Basis for Preparing the Consolidated Financial Statements)

1.	Scope of Consolidation

(1)	Number of consolidated subsidiaries 43

(2)	Names of major consolidated subsidiaries

Platform One Inc.

ADPRO inc.

Torchlight Inc.

HAKUHODO i-studio Inc.

D.A.Consortium Beijing CO., LTD.

IREP Co., Ltd.

UNITED, Inc.

DAC ASIA PTE. LTD.

and 35 other companies

Notes:

1.

TREiS, Inc. and three other companies are included within the scope of consolidation because they were newly established. KiRAMEX CORPORATION and three other companies are included within the scope of consolidation because the Company acquired shares in these companies.

2.	UNITED Gear, Inc. and three other companies were liquidated and Bumblebee Inc. and three other companies were absorbed in mergers, hence they are excluded from the scope of consolidation.

(3)	Names, etc. of major non-consolidated subsidiaries

1)	Names of non-consolidated subsidiaries

ADerL, Inc.

IF Vietnam Co., Ltd

2)	Reason for exclusion from the scope of consolidation

Non-consolidated subsidiaries are small in scale, and their combined total assets, net sales, net profit/loss (amounts corresponding to equity held by the Company), and retained earnings (amounts corresponding to equity held by the Company), etc. do not have a material impact on consolidated financial statements. Accordingly, these companies are excluded from the scope of consolidation.

2.	Application of Equity Method

(1)	Number of affiliates accounted for using the equity method 28

(2)	Names of major affiliates accounted for using the equity method

Babycome, inc.

spicebox, inc.

Members Co., Ltd.

Innity Corporation Berhad

Adinnovation Inc.

livepass Inc.

GLIDER associates, INC.

and other 21 companies

Notes:

1.	GLIDER associates, INC. is included within the scope of affiliates accounted for using the equity method because the Company acquired shares in the company.

2.	SOCIALWIRE CO., LTD. is excluded from the scope of application of the equity method because the Company sold a portion of its shares held in the company.

3.	digitalBoutique, inc. has changed its trade name to Babycome, inc.

(3)	Non-consolidated subsidiaries and affiliates not accounted for using the equity method

1)	Names of non-consolidated subsidiaries and affiliates

ADerL, Inc.

CREATORS MATCH Ltd.

IF Vietnam Co., Ltd

2)	Reason for not applying the equity method

Non-consolidated subsidiaries and affiliates not accounted for using the equity method are excluded from the scope of application of the equity method because their exclusion from the scope of application of the equity method has no impact on the consolidated financial statements in view of their net income or loss (amounts corresponding to the equity held by the Company) and retained earnings (amounts corresponding to the equity held by the Company), and their combined net income/loss and retained earnings.

(4)	Matters to be stated specifically with respect to the procedures for applying the equity method

For affiliates accounted for using the equity method whose account closing date differs from the consolidated account closing date, the non-consolidated financial statements, which are prepared on the basis of a provisional closing of their accounts as of the end of their most recent quarterly periods, have been used.

3.	Business Years and Other Matters of Consolidated Subsidiaries

The account closing dates of some consolidated subsidiaries differ from the consolidated closing date. When preparing the consolidated financial statements, the Company used financial statements of such subsidiaries as of their fiscal year-end.

The account closing date of IREP Co., Ltd. and five other companies is September 30, that of PT.DIGITAL MARKETING INDONESIA is June 30 and that of ngih Limited Partnership is April 30. In preparing the consolidated financial statements, the Company used account closing figures of the above-mentioned subsidiaries that had been prepared on the basis of a provisional closing of their accounts as of the end of their most recent quarterly periods.

The account closing date of most of the overseas consolidated subsidiaries other than those mentioned above is December 31, and the Company used financial statements of those overseas consolidated subsidiaries as of December 31 in preparing the consolidated financial statements.

Necessary adjustments for consolidation, however, are made for significant transactions that occur in the period spanning from the following day of the account closing date to the consolidated account closing date.

4.	Accounting Policies

(1)	Standards and methods for valuing significant assets

Securities

Available-for-sale securities (including operational investment securities):

Securities with market value:

Stated at market value based on quoted market price and other factors at the consolidated account closing date. (Valuation difference is reported as a component of net assets, and the cost of securities sold is calculated using the moving-average method.)

Securities without market value:

Stated at cost based on the moving-average method.

Investment in capital of limited partnership:

Stated using the Gross-Net method on the basis of the latest available financial statements in line with the financial results reporting date stipulated in partnership agreements.

(2)	Methods of depreciating and amortizing significant depreciable assets

1)	Property, plant and equipment

Depreciation of property, plant and equipment of the Company and its domestic consolidated subsidiaries is calculated using the declining-balance method based on the same standards as those specified in the Corporation Tax Act (note, however, that depreciation of buildings (excluding facilities) is calculated using the straight-line method based on the same standards as those specified in the Corporation Tax Act), while depreciation of its overseas consolidated subsidiaries is calculated using the straight-line method.

Useful lives are principally as follows:

Buildings:	6-22 years

Furniture and fixtures:	3-20 years

2)	Intangible assets

Depreciation is calculated using the straight-line method.

Software for internal use is amortized using the straight-line method over the estimated useful life (mainly five years), and software for sale is amortized using the straight line method over the estimated marketable period (three years).

(3)	Accounting standards for significant allowances and provisions

Allowance for doubtful accounts:

To provide for losses arising from bad debts expenses, the Company and its domestic consolidated subsidiaries set aside an amount that is expected to be irrecoverable, after it considers the recoverability of (a) general accounts receivable, by actual default ratio, and (b) specific accounts receivable where recoverability is in doubt, on a case-by-case basis.

Overseas subsidiaries set aside an amount that is expected to be irrecoverable, after it considers the recoverability of specific accounts receivable where recoverability is in doubt, on a case-by-case basis.

Provision for bonuses:

To provide for employees’ bonuses, the Company sets aside an estimated amount for the provision of bonuses for the current fiscal year in which such amounts shall be disbursed.

Provision for Directors’ bonuses:

To provide for officers’ bonuses, the estimated amount payable at during the fiscal year is provided.

(4)	Amortization of Goodwill and Negative Goodwill

Goodwill is amortized by estimating the useful economic life of individual intangible assets using the straight-line method, mainly over a period of five years.

(5)	Other significant matters forming the basis for the preparation of consolidated financial statements

Translation into Japanese yen of significant foreign currency-denominated assets or liabilities:

Monetary assets and liabilities denominated in foreign currencies are translated into Japanese yen at the spot exchange rates prevailing at the consolidated account closing date, and exchange differences are recognized as profit or loss. Assets and liabilities of overseas consolidated subsidiaries, etc. are translated into Japanese yen at the spot exchange rates prevailing at the consolidated account closing date. Income and expenses of overseas consolidated subsidiaries, etc. are translated into Japanese yen at the average exchange rates for the period, and exchange differences are accounted for by including the amount in foreign currency translation adjustment and non-controlling interests.

Basis for recording significant income and expenses:

Basis for recording sales of media service and cost of sales of media service

Both sales of media service and cost of sales of media service are recorded, and the contract amount is divided proportionally over the advertisement publication period and net sales and cost of sales are recorded accordingly.

Basis for recording income and expenses of made-to-order software

Percentage-of-completion method (cost-to-cost method is used for estimating the degree of completion of software development) is applied for contracts whose outcome at the end of the current fiscal year is deemed certain and the completed-contract method for other contracts of made-to-order software development contracts.

Accounting procedures for consumption and other taxes:

In accounting procedures for consumption and other taxes, consumption and other taxes are not included in listed amounts.

5.	Changes in Accounting Policies

(Application of Accounting Standard for Business Combinations and Other Standards)

Effective from the fiscal year under review, the Company has applied the “Revised Accounting Standard for Business Combinations” (ASBJ Statement No. 21 issued on September 13, 2013; hereinafter referred to as the “Business Combinations Accounting Standard”), the “Revised Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22 issued on September 13, 2013; hereinafter referred to as the “Consolidation Accounting Standard”), the “Revised Accounting Standard for Business Divestitures” (ASBJ Statement No. 7 issued on September 13, 2013; hereinafter referred to as the “Business Divestitures Accounting Standard”), and other standards. Accordingly, the accounting method was changed to record differences arising from changes in equity interest in those subsidiaries over which the Company continues to have control as capital surplus, and to record acquisition-related costs as expenses for the fiscal year in which such costs are incurred. For business combinations implemented on or after the beginning of the fiscal year under review, the acquisition method was changed to reflect adjustments to the allocated amount of acquisition costs on the finalization of provisional accounting treatment in the consolidated financial statements in which such business combinations have occurred. In addition, changes in the presentation of net income and the changes in the presentation from minority interests to non-controlling interests have been implemented.

The Business Combinations Accounting Standard and other standards were applied in accordance with the transitional treatment set forth in Paragraph 58-2 (3) of the “Business Combinations Accounting Standard,” Paragraph 44-5 (3) of the “Consolidation Accounting Standard” and Paragraph 57-4 (3) of the “Business Divestitures Accounting Standard.” The cumulative effects arising from retroactive application of these new accounting policies to all the previous fiscal years were added to or deducted from capital surplus and retained earnings as of the beginning of the fiscal year under review.

As a result, goodwill decreased 374,556,000 yen, retained earnings decreased 2,474,028,000 yen, non-controlling interests decreased 2,103,000 yen, and capital surplus increased 2,101,575,000 yen as of the beginning of the fiscal year under review. In addition, operating income and ordinary income increased 95,398,000 yen, respectively, and net income before income taxes increased 420,418,000 yen for the fiscal year under review.

Because cumulative effects have been reflected in net assets as of the beginning of the fiscal year under review, the opening balance of capital surplus increased 2,101,575,000 yen, the opening balance of retained earnings decreased 2,474,028,000 yen, and the opening balance of non-controlling interests decreased 2,103,000 yen in the Consolidated Statements of Changes in Net Assets.

In addition, net assets per share and net income per share increased 0.92 yen and 8.59 yen, respectively, for the fiscal year under review.

6.	Changes in Presentation Methods

(Consolidated Balance Sheet)

“Leased assets,” which was presented separately under property, plant and equipment in the previous fiscal year, is included in “other” from the current fiscal year because the significance of the amount decreased.

(Consolidated Statements of Income)

1)

“Subsidy income,” which was included in “other” in non-operating income in the previous fiscal year, is presented separately from the current fiscal year because the significance of the amount increased.

2)

“Commission fee,” which was presented separately under non-operating expenses in the previous fiscal year, is included in “other” from the current fiscal year because the significance of the amount decreased.

3)

“Gain on sales of investment securities” and “gain on change in equity,” which were presented separately under extraordinary income in the previous fiscal year, are included in “other” from the current fiscal year because the significance of the amount decreased.

4)

“Impairment loss” and “loss on retirement of non-current assets,” which were included in “other” in extraordinary losses in the previous fiscal year, are presented separately from the current fiscal year because the significance of the amount increased.

5)

“Office transfer expenses,” which was presented separately under extraordinary losses in the previous fiscal year, is included in “other” from the current fiscal year because the significance of the amount decreased.

(Notes to Consolidated Balance Sheet)

1.	Pledged Assets

Assets pledged as collateral

	Time deposits	9,000,000 yen

Secured liability

	Accounts payable - trade	16,365,000 yen

2.	Accumulated Depreciation of Property, Plant and Equipment

1,326,032,000 yen

3.	The Balance of Unexecuted Loans Based on the Current Account Overdraft and Commitment-line Agreements

Total of the maximum limit of overdraft and commitment-line
9,100,000,000 yen

	Outstanding loans	4,100,000,000 yen

	The balance	5,000,000,000 yen

(Notes to Consolidated Statements of Changes in Equity)

1.	Number of Shares Outstanding at the End of the Current Fiscal Year

Common shares	53,442,300 shares

2.	Number of Treasury Shares at the End of the Current Fiscal Year

Common shares	4,871,073 shares

3.	Dividends

(1)	Amounts paid as dividends

Resolution	Types of share	Total dividend (thousand yen)	Dividend per share (yen)	Record date	Date taking effect
Ordinary General Meeting of Shareholders held on June 24 2015	Common shares	388,519	8	March 31, 2015	June 25 2015

(2)	Dividends of which record date is in the current fiscal year, but which take effect in the next fiscal year

Resolution	Types of share	Dividends payment	Total dividend (thousand yen)	Dividend per share (yen)	Record date	Date taking effect
Ordinary General Meeting of Shareholders held on June 27 2016	Common shares	Retained earnings	582,928	12	March 31, 2016	June 28 2016

4.	Matters concerning Subscription Rights to Shares at the End of the Current Fiscal Year

	Subscription rights to shares of March 2009	Subscription rights to shares of March 2010	Subscription rights to shares of July 2011	Subscription rights to shares of July 2012
Number of shares to be issued upon exercise of subscription rights to shares	Common shares 61,600 shares	Common shares 86,800 shares	Common shares 73,200 shares	Common shares 74,000 shares
Number of units of subscription rights to shares	616	868	732	740

	Subscription rights to shares of May 2013	Subscription rights to shares of July 2013	Subscription rights to shares of July 2014	Subscription rights to shares of July 2015
Number of shares to be issued upon exercise of subscription rights to shares	Common shares 186,000 shares	Common shares 68,700 shares	Common shares 94,100 shares	Common shares 98,800 shares
Number of units of subscription rights to shares	1,860	687	941	988

Note:	Subscription rights to shares for which the first day of the exercise period has not arrived are excluded.

(Notes on Financial Instruments)

1.	Matters concerning the Status of Financial Instruments

(1)	Policy for handling financial instruments

The DAC Group invests its funds in financial assets that are highly secured and have high liquidity taking into account the status of funds and financial market conditions. In addition, the Group finances its operations by means that ensure safety, economic efficiency, and mobility of funds.

(2)	Details of financial instruments and related risks

The DAC Group’s operating receivables such as notes and accounts receivable-trade are exposed to credit risk due to failure to perform contracture agreements by customers. Operating receivables in foreign currency are exposed to the risk of exchange rate fluctuations. Securities and investment securities mainly comprise shares necessary for strengthening and maintaining relationships with customers and business operations, and are exposed to the credit risk of issuers and the risk of market price fluctuations. Operational investment securities are investments in start-up venture companies, and are exposed to the credit risk of issuers and the risk of market price fluctuations.

The DAC Group’s operating debt such as accounts payable-trade and accounts payable-other, mostly have payment due dates within two months. Operating debt in foreign currency is exposed to the risk of exchange rate fluctuations. Loans are mainly used for working capital, and are exposed to the risk of interest rate fluctuations.

(3)	Risk management system relating to financial instruments

1)	Management of credit risk (risk of customer’s default, etc.)

The DAC Group endeavors to prevent overdue receivables by having the accounting department perform due date management and balance management for each customer in accordance with Credit Management Regulations, as well as monitoring the credit status of main customers regularly.

2)	Management of market risk (risk of fluctuations in exchange rates, etc.)

The DAC Group is exposed to the risk of exchange rate fluctuations on operating receivables and debt in foreign currency. However, such risk is offset, in principle, by profit/loss arising from assets and liabilities, and the Group prevents excessive exchange losses by monitoring risk regularly.

To manage the market risk of securities, operational investment securities, and investment securities, the Group ascertains the market values of securities and financial conditions of issuers regularly.

With regard to long-term loans payable, the Group takes out loans on fixed interest rates to fix interest expenses.

3)	Management of liquidity risk in financing activities

The Group’s finance department creates short-term cash flow plans and medium- and long-term cash flow projections of each Group company to manage liquidity risk.

(4)	Supplementary explanation of matters relating to the market values of financial instruments

The market values of financial instruments include market prices and reasonably estimated values if there are no market prices. As the estimation of market values incorporates variable factors, adopting different assumptions could result in different values.

2.	Matters Relating to the Market Values of Financial Instruments

Carrying amount, market value and unrealized gain/loss of financial instruments as of March 31, 2016 are as follows. Financial instruments for which it is deemed extremely difficult to determine market value are not included in the following table. (For details, refer to Note 2.)

(Unit: Thousand yen)

		Carrying amount	Market value	Unrealized gain (loss)
(1)	Cash and deposits	15,451,512	15,451,512	-
(2)	Notes and accounts receivable - trade	20,189,804
	Allowance for doubtful accounts	(23,768)
		20,166,035	20,166,035	-
(3)	Operational investment securities and investment securities
	Shares of subsidiaries and associates	729,844	1,295,099	565,254
	Available-for-sale securities	3,754,255	3,754,255	-
Total assets		40,101,647	40,666,902	565,254
(1)	Accounts payable - trade	16,955,324	16,955,324	-
(2)	Short-term loans payable	4,100,000	4,100,000	-
(3)	Accounts payable-other	1,412,536	1,412,536	-
(4)	Long-term loans payable (*1)	1,067,666	1,068,292	626
Total liabilities		23,535,526	23,536,153	626

(*1)	The amount of long-term loans payable includes the amount of current portion of long-term loans payable.

Notes:

1.	Method used to calculate market values of financial instruments and matters relating to securities

Assets

(1) Cash and deposits and (2) Notes and accounts receivable - trade

Because their market values are almost equal to their book values due to settlement within a short period, they are posted at book values.

(3) Operational investment securities and investment securities

The market value of shares is based on the market prices quoted at stock exchanges and those of investment trusts are based on their published reference prices.

Liabilities

(1) Accounts payable - trade, (2) Short-term loans payable and (3) Accounts payable-other

Because their market values are almost equal to their book values due to settlement within a short period, they are posted at book values.

(4) Long-term loans payable

The market value of long-term loans payable is based on the present value calculated by discounting the total amount of principal and interests using interest rates that would presumably apply if similar borrowings were newly made.

2.	Financial instruments for which it is deemed extremely difficult to determine the market value

(Unit: Thousand yen)
Classification	Carrying amount
Unlisted shares, etc.	3,688,381
Shares of subsidiaries and associates	2,938,527

Unlisted shares and shares of subsidiaries and affiliates that are privately held are not included because their market values are extremely difficult to determine because market prices are not available and future cash flows cannot be estimated.

(Notes to Per-share Information)

Net assets per share	343.95 yen
Net profit per share	41.73 yen

(Notes on Significant Subsequent Events)

1.	Establishment of Joint Holding Company through a Share Transfer

The Company and IREP Co., Ltd. (hereinafter referred to as “IREP”) agreed on the establishment (hereinafter referred to as the “Share Transfer”) of a joint holding company, D.A.Consortium Holdings Inc. (hereinafter referred to as “Joint Holding Company”) effective October 3, 2016 (scheduled date) as a wholly owning parent company. The meetings of the Board of Directors of the Company and IREP held on May 11, 2016 approved the Share Transfer and jointly created the strategic plan for the Share Transfer as of the same date.

The Share Transfer is presented for approval at the Ordinary General Meeting of Shareholders (of the Company) to be held on June 27, 2016 and the Extraordinary General Meeting of Shareholders (of IREP) to be held on July 7, 2016.

(1)	Objectives of Share Transfer

DAC and IREP have been weighing game plans to enhance the enterprise value by effectively utilizing corporate resources to ensure sustainable growth through nimble response to cope with expanding Internet advertisement markets involving unprecedented changes in business environment. As a result, we have realized that it would be reasonable to maintain rapport with respective customers and carry on corporate culture and autonomy of the two companies to keep competitiveness while integrating existing technologies and new global areas by streamlining overlapped businesses as much as practicable to materialize the management integration to play a role as the leader of the industry. To achieve these objectives, we have decided it most appropriate to implement management integration by establishing a jointly owned holding company while maintaining business functions of respective companies.

By establishing a joint holding company, we aim to achieve sustainable growth and further increase corporate value by reinforcing the strategic functions of the group, increase profitability through the efficient employment of management resources of the group, and maximize the value for stakeholders by creating synergies within the Group, as well as frontiers for successful businesses.

(2)	Outline of the Share Transfer

1)	Timeline for the Share Transfer

Board of directors meeting to resolve the Share Transfer (both companies)	Wednesday, May 11, 2016
Public announcement for record date of extraordinary shareholders meeting (IREP)	Thursday, May 12, 2016
Record date of extraordinary shareholders meeting (IREP)	Thursday, May 26, 2016
Shareholders meeting to approve the Share Transfer (DAC)	Monday, June 27, 2016 (scheduled date)
Extraordinary shareholders meeting to approve the Share Transfer (IREP)	Thursday, July 7, 2016 (scheduled date)
Delisting date (both companies)	Wednesday, September 28, 2016 (scheduled date)
Registration date for incorporation of Joint Holding Company (effective date)	Monday, October 3, 2016 (scheduled date)
Listing date of Joint Holding Company	Monday, October 3, 2016 (scheduled date)

Schedule may be changed after consultation of both companies, where necessary, due to procedural and other reasons during the course of the Share Transfer.

2)	Method of Share Transfer

Joint share transfer whereby DAC and IREP become wholly-owned subsidiaries through the share transfer and the newly incorporated Joint Holding Company becomes the wholly-owning parent company through the share transfer.

3)	Share Transfer Ratio

Company Name	DAC	IREP
Share Transfer Ratio	1	0.83

(Note 1) Share allocation ratio applied to Share Transfer

The above Share Transfer Ratio may be adjusted in case of material changes to the conditions for calculating the transfer ratio through consultations between both companies. The share unit number of Joint Holding Company is scheduled to be 100 shares.

(Note 2)	Number of newly issued shares of Joint Holding Company to be delivered through the Share Transfer (scheduled)

Common share: 71,367,480 shares

This number is based on the total number of issued and outstanding shares of DAC (53,442,300 shares as of March 31, 2016) and that of IREP (27,780,000 shares as of March 31, 2016). However, DAC and IREP plan to retire all of their treasury shares, to the extent practicable, as of the day immediately preceding the effective date of the Share Transfer. Accordingly, 4,864,900 shares held by DAC as of March 31, 2016 and 316,047 shares held by IREP as of March 31, 2016 have been excluded from the calculation of the Share Transfer. The number of treasury shares to be retired by the effective date of the Share Transfer has not been determined at this time, and the above-mentioned number of shares newly issued by the Joint Holding Company may change. The execution of share options for DAC and IREP by the date preceding the date of the Share Transfer may change the number of shares to be delivered by Joint Holding Company.

4)	Overview of Joint Holding Company to be established by Share Transfer

(1)	Company Name	D.A.Consortium Holdings Inc.

(2)	Location of Registered Head Office	4-20-3, Ebisu, Shibuya-ku, Tokyo Japan

(3)	Name and Title of the Representative	Hirotake Yajima, Representative Director & President

(4)	Principal Business	Management of subsidiaries and all linked or related businesses

(5)	Paid-in Capital	JPY 4,000 million

5)	Overview of Accounting Treatment for the Share Transfer

This Share Transfer will fall under “common control transaction, etc.” pursuant to the “Revised Accounting Standard for Business Combination” (ASBJ Statement No. 21 issued by Accounting Standards Board of Japan on September 13, 2016). The impact of the Share Transfer has not been determined at this time. If disclosure of amount is required, we will give notice of the amount as soon as it is fixed.

2.	Issuance of Subscription Rights to Shares

The Company resolved at a meeting of the Board of Directors held on March 30, 2016 to issue subscription rights to shares to its Directors and Executive Officers as follows pursuant to the provisions of Article 236, Article 238 and Article 240 of the Companies Act, and allotted the said subscription rights to shares on April 15, 2016.

(1)	Number of subscription rights to shares: 983 units

(2)	Amount to be paid in exchange for subscription rights to shares: 68,200 yen per unit of subscription rights to shares

(3)	Types and number of shares to be issued upon exercising subscription rights to shares: 100 common shares per unit of subscription rights to shares

(4)	Exercise price of subscription rights to shares: 1 yen per share

(5)	Exercise period of subscription rights to shares: From April 16, 2016 to April 15, 2046

(6)	Conditions for the exercise of subscription rights to shares

1)	In case persons eligible for subscription rights to shares are DAC’s Directors

Holders of subscription rights to shares may only exercise their subscription rights to shares within 10 days from the day following the date they leave their positions as DAC’s Directors (if the 10th day falls on a holiday, the following business day).

2)	In case persons eligible for subscription rights to shares are DAC’s Executive Officers

Holders of subscription rights to shares may only exercise their subscription rights to shares within 10 days from the day following the date they leave their positions as DAC’s employees (if the 10th day falls on a holiday, the following business day).

3)

Notwithstanding 1) and 2) above, if holders of subscription rights to shares do not reach the day following the date they leave their positions as DAC’s Directors or the day following the date they leave their positions as DAC’s employees, whichever is earlier, by April 15, 2045, such holders of subscription rights may only exercise their subscription rights to shares during the period from April 16, 2045 to April 15, 2046.

4)

Notwithstanding 1) and 2) above, holders of subscription rights to shares may only exercise their subscription rights to shares for a period of 30 days from the day following the approval date in case a proposal for the approval of a merger agreement under which the Company is to be an absorbed company or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company is to be a wholly-owned subsidiary is adopted at the General Meeting of Shareholders of the Company (if a resolution at a General Meeting of Shareholders is not required, a resolution of the Board of Directors of the Company or a decision by an executive officer delegated pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act is made).

5)

Notwithstanding 1) and 2) above, in cases where holders of subscription rights to shares die, their heirs may exercise the said subscription rights to shares only for a period of one year from the day the said holders of subscription rights to shares die.

(7)	Restriction on the Acquisition of Subscription Rights to Shares through Transfer

The acquisition of subscription rights to shares through transfer shall require approval by a resolution of the Board of Directors of the Company.

3.	Retirement of treasury shares

The Company passed a resolution at a meeting of the Board of Directors held on March 30, 2016 to retire treasury shares pursuant to the provisions of Article 178 of the Companies Act, and retired the treasury shares as follows.

(1)	Type of share retired: Common share of the Company

(2)	Number of shares retired: 4,000,000 shares

(Ratio to total number of shares issued and outstanding before retirement: 7.48%)

(3)	Total number of shares issued and outstanding after retirement: 49,442,300 shares

(4)	Date of retirement: April 28, 2016

(Other Notes)

Not applicable.

Non-consolidated Balance Sheet

(As of March 31, 2016)

(Unit: Thousand yen)

ASSETS		LIABILITIES
Item	Amount	Item	Amount
Current assets	17,270,358	Current liabilities	15,926,588
Cash and deposits	3,760,621	Accounts payable - trade	10,351,408

Accounts receivable - trade	9,797,711	Short-term loans payable	3,000,000

Operational investment securities	2,902,413	Current portion of long-term loans payable	200,000

Other	809,612	Accounts payable - other	670,027

		Income taxes payable	199,412

		Provision for bonuses	301,000

Non-current assets	12,960,982	Provision for directors’ bonuses	90,000

Property, plant and equipment	444,545	Other	1,114,739

Buildings	208,004	Non-current liabilities	1,092,749

Furniture and fixtures	228,156	Long-term loans payable	800,000

Other	8,385	Long-term accounts payable-other	282,308
		Other	10,441
		Total liabilities	17,019,337
Intangible assets	1,114,221	NET ASSETS
Goodwill	39,448	Shareholders’ equity	11,312,259

Software	690,863	Capital stock	4,031,837

Software in progress	358,333	Capital surplus	3,182,397

Other	25,576	Legal capital surplus	2,471,549

		Other capital surplus	710,847

		Retained earnings	5,712,235

Investments and other assets	11,402,215	Other retained earnings	5,712,235

Investment securities	840,110	Retained earnings brought forward	5,712,235

Stocks of subsidiaries and associates	9,827,101	Treasury shares	(1,614,211)

Guarantee deposits	392,958	Valuation and translation adjustments	1,680,698

Other	342,044	Valuation difference on available-for-sale securities	1,680,698
		Subscription rights to shares	219,045
		Total Net Assets	13,212,003
Total assets	30,231,340	Total liabilities and net assets	30,231,340

Note:    Figures do not include amounts less than one thousand yen.

Non-consolidated Statements of Income

From April 1, 2015 to March 31, 2016

(Unit: Thousand yen)

Item	Amount

Net sales		88,326,498

Cost of sales		80,631,706

Gross profit		7,694,791

Selling, general and administrative expenses		6,093,896

Operating income		1,600,895

Non-operating income

Interest income	6,880

Dividend income	528,192

Other	8,878	543,950

Non-operating expenses

Interest expenses	12,427

Foreign exchange losses	37,971

Loss on investments in partnership	10,331	60,730

Ordinary income		2,084,115

Extraordinary income

Gain on sales of investment securities	19,459

Other	30	19,489

Extraordinary losses

Loss on valuation of shares of subsidiaries and associates	382,325

Loss on valuation of investment securities	119,395

Other	39,819	541,540

Income before income taxes		1,562,065

Income taxes - current	472,166

Income taxes - deferred	(31,610)	440,556

Profit		1,121,509

Note:    Figures do not include amounts less than one thousand yen.

Non-consolidated Statements of Changes in Equity

From April 1, 2015 to March 31, 2016

(Unit: Thousand yen)

	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings		Treasury shares	Total shareholders’ equity
		Legal capital surplus	Other capital surplus	Total capital surplus	Other retained earnings	Total Retained earnings
					Retained earnings brought forward
Balance at beginning of current period	4,031,837	2,471,549	712,403	3,183,953	4,979,245	4,979,245	(1,623,030)	10,572,006
Changes of items during period
Dividends of surplus					(388,519)	(388,519)		(388,519)
Profit					1,121,509	1,121,509		1,121,509
Disposal of treasury shares			(1,555)	(1,555)			8,818	7,262
Net changes of items other than shareholders’ equity during period
Total changes of items during period	-	-	(1,555)	(1,555)	732,990	732,990	8,818	740,252
Balance at end of current period	4,031,837	2,471,549	710,847	3,182,397	5,712,235	5,712,235	(1,614,211)	11,312,259

	Valuation and translation adjustments		Subscription rights to shares	Total net assets
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance at beginning of current period	1,250,988	1,250,988	185,322	12,008,317
Changes of items during period
Dividends of surplus				(388,519)
Profit				1,121,509
Disposal of treasury shares				7,262
Net changes of items other than shareholders’ equity during period	429,710	429,710	33,723	463,433
Total changes of items during period	429,710	429,710	33,723	1,203,686
Balance at end of current period	1,680,698	1,680,698	219,045	13,212,003

Note:    Figures do not include amounts less than one thousand yen.

Notes to Non-consolidated Financial Statements

(Notes to Significant Accounting Policies)

1.	Standards and Methods for Valuing Assets

Standards and Methods for Valuing Securities

Subsidiaries’ and affiliates’ shares:

Stated at cost based on the moving-average method.

Available-for-sale securities (including operational investment securities):

Securities with market value:

Stated at market value based on the quoted market price and other factors at the end of the current business year. (Valuation difference is reported as a component of net assets, and the cost of securities sold is calculated using the moving-average method.)

Securities without market value:

Stated at cost based on the moving-average method.

2.	Methods of Depreciating and Amortizing Non-current Assets

(1)	Property, plant and equipment

Depreciation of property, plant and equipment is calculated using the declining-balance method based on the same standards as those specified in the Corporation Tax Act (note, however, that depreciation of buildings (excluding facilities) is calculated using the straight-line method based on the same standards as those specified in the Corporation Tax Act).

Useful lives are principally as follows:

Buildings:	8-15 years

Furniture and fixtures:	3-20 years

(2)	Intangible assets

Depreciation is calculated using the straight-line method.

Software for internal use is amortized using the straight-line method over the estimated useful life (mainly five years), and software for sale is amortized using the straight line method over the estimated marketable period (three years). Goodwill is amortized using the straight-line method over the estimated useful life (mainly five years).

3.	Accounting Standards for Allowances and Provisions

(1)	Allowance for doubtful accounts:

To provide for losses arising from bad debts expenses, the Company sets aside an amount that is expected to be irrecoverable, after it considers the recoverability of (a) general accounts receivable, by actual default ratio, and (b) specific accounts receivable where recoverability is in doubt, on a case-by-case basis.

(2)	Provision for bonuses:

To provide for employees’ bonuses, the Company sets aside an estimated amount for the provision of bonuses for the current business year in which such amount shall be disbursed.

(3)	Provision for Directors’ bonuses:

To provide for directors’ bonuses, the estimated amount payable during the business year is provided.

4.	Other Significant Accounting Policies Forming the Basis for Preparing the Non-consolidated Financial Statements

(1)	Translation into Japanese yen of significant foreign currency-denominated assets or liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Japanese yen at the prevailing exchange rates on the account closing date, and exchange differences are recognized as profit or loss.

(2)	Basis for recording significant income and expenses

Basis for recording net sales of media service and cost of sales of media service

Both net sales of media service and cost of sales of media service are recorded, and the contract amount is divided proportionally over the advertisement publication period and net sales and cost of sales are recorded accordingly.

Basis for recording income and expenses of made-to-order software

Percentage-of-completion method (cost-to-cost method is used for estimating the degree of completion of software development) is applied for contracts whose outcome at the end of the current business year is deemed certain and the completed-contract method for other contracts of made-to-order software development contracts.

(3)	Accounting procedures for consumption and other taxes

Consumption and other taxes are not included in listed amounts.

5.	Changes in Presentation Methods

(Non-consolidated Balance Sheet)

“Leased assets,” which was presented separately under property, plant and equipment in the previous business year, is included in “other” from the current business year because the significance of the amount decreased.

(Non-consolidated Statements of Income)

1)

“Gain on reversal of subscription rights to shares,” which was presented separately under extraordinary income in the previous business year, is included in “other” from the current business year because the significance of the amount decreased.

2)

“Office transfer expenses,” which was presented separately under extraordinary losses in the previous business year, is included in “other” from the current business year because the significance of the amount decreased.

(Notes to Non-consolidated Balance Sheet)

1.	Pledged Assets

Assets pledged as collateral

Time deposits	9,000,000 yen

Secured liability

Accounts payable-trade	16,365,000 yen

2.	Accumulated Depreciation of Property, Plant and Equipment

700,604,000 yen

3.	Debt Guarantee

The Company offers debt guarantee against notes and accounts payable - trade of the following subsidiaries and associates.

Entities receiving debt guarantee	Amount (thousand yen)	Details of guarantee
Platform One Inc.	3,484	Notes and accounts payable - trade

4.	Monetary Receivables from, and Payables to, Subsidiaries and Associates (Excluding Those Reported Separately)

	Short-term monetary receivables	5,842,236,000 yen

	Short-term monetary payables	3,233,334,000 yen

5.	Long-term Monetary Liabilities to Directors	80,086,000 yen

(Notes to Non-consolidated Statements of Income)

Transactions with Subsidiaries and Associates

Net sales	65,037,110,000 yen

Purchase of goods	40,813,643,000 yen

Selling, general and administrative expenses	1,519,556,000 yen

Non-operating transactions	538,927,000 yen

(Notes to Non-consolidated Statements of Changes in Equity)

Number of treasury shares at the end of the current business year

Common shares	4,864,900 shares

(Notes to Tax-effect Accounting)

Main reasons for deferred tax assets and deferred tax liabilities

(Deferred tax assets)

Share-based compensation expenses	57,507,000	yen

Accrued bonuses/provision for bonuses	92,888,000	yen

Accrued enterprise tax	23,468,000	yen

Software	20,176,000	yen

Loss on valuation of investment securities	385,552,000	yen

Long-term accounts payable-other	86,442,000	yen

Other	43,523,000	yen

Subtotal of deferred tax assets	709,559,000	yen

Valuation allowance	(385,552,000)	yen

Total deferred tax assets	324,006,000	yen

(Deferred tax liabilities)

Valuation difference on available-for-sale securities	(717,436,000)	yen

Total deferred tax liabilities	(717,436,000)	yen

Net deferred tax liabilities	393,429,000	yen

(Notes to Transactions with Related Parties)

1.	Parent company and major corporate shareholders, etc.

								(Unit: Thousand yen)
Type	Names of companies and others	Capital stock or investments in capital (thousand yen)	Details of business or trade	Percentage of holding/(held) voting rights and others	Relationship		Details of transactions	Transaction amount	Item	Balance at the end of the business year
					Interlocking executive officers, etc.	Business relationship

Parent company	Hakuhodo DY Holdings Inc.	10,000,000	Holding company	(Held) Indirect 57.2%	One officer	Purchasing of the Company’s technology-related products	Loans payable	1,004,984	Loans payable	–
							Interest expenses (Note 2)	5,305
Major shareholder (corporate)	Hakuhodo DY Media Partners Inc.	9,500,000	Advertising business	(Held) Direct 47.9%	Three officers	Purchasing of the Company’s online advertising	Net sales (Note 3)	58,576,194	Accounts receivable - trade	3,963,137

Notes:

1.	Of the above-mentioned amounts, transaction amount does not include consumption taxes, while ending balance includes consumption taxes.

2.	Interest rates for borrowing funds are determined rationally taking into consideration prevailing market interest rates.

3.	Terms of transactions are determined in the same manner as general transaction terms taking into consideration market prices, etc.

2.    Subsidiaries and Other Parties

(Unit: Thousand yen)

Type	Names of companies and others	Capital stock or investments in capital (thousand yen)	Details of business or trade	Percentage of holding/(held) voting rights and others	Relationship		Details of transactions	Transaction amount	Item	Balance at the end of the business year
					Interlocking executive officers, etc.	Business relationship
Subsidiary	IREP Co., Ltd.	550,640	SEM-related services, such as listing ads, search engine optimization, and Web analysis	(Holding) Direct 57.6% Indirect -%	Five officers	Purchase of online ads	Sales	3,424,980	Accounts receivable - trade	846,052
							Cost of sales (Note 2)	26,163,643	Accounts payable - trade	2,062,891

Notes:

1.	Of the above-mentioned amounts, transaction amount does not include consumption taxes, while ending balance includes consumption taxes.

2.	Terms of transactions are determined in the same manner as general transaction terms taking into consideration market prices, etc.

(Notes to Per-share Information)

Net assets per share	267.47 yen

Net profit per share	23.9 yen

(Notes on Significant Subsequent Events)

Information is omitted because the contents are the same as notes included in Notes to Consolidated Financial Statements.

(Other Notes)

Not applicable.

Accounting Audit Report of Accounting Auditor regarding Consolidated Financial Statements

Independent Auditor’s Report

May 16, 2016

  D.A.Consortium Inc.

The Board of Directors

KPMG AZSA LLC

Designated and Engagement Partner	Certified Public Accountant Teruhiko Tanaka

Designated and Engagement Partner	Certified Public Accountant Hisashi Niimura

The independent auditor has audited the consolidated financial statements, including the consolidated balance sheet, the consolidated statements of income, the consolidated statements of changes in equity and the notes to the consolidated financial statements of D.A.Consortium Inc. for the fiscal year from April 1, 2015 to March 31, 2016, in accordance with Article 444, Paragraph 4 of the Companies Act.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with generally accepted accounting principles in Japan, and for designing and operating such internal controls as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The auditor selects and applies the procedures based on the auditor’s judgment including an assessment of the risk of material misstatement of the consolidated statements, whether due to fraud or error. The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal controls, but in making those risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements, in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor’s Opinion

In the independent auditor’s opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of the Group, comprising D.A.Consortium Inc. and consolidated subsidiaries, as of March 31, 2016 and the consolidated results of their operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As stated in significant subsequent events, DAC and IREP Co., Ltd. resolved at their Board of Directors’ meetings held on May 11, 2016 to establish D.A.Consortium Holdings Inc., the wholly-owning parent company, effective October 3, 2016 (scheduled date) through a joint share transfer, and jointly created a strategic plan for the Share Transfer.

The said matter does not affect the opinions we have formed.

Interest

The independent auditor and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Accounting Audit Report of Accounting Auditor regarding Non-consolidated Financial Statements

Independent Auditor’s Report

May 16, 2016

D.A.Consortium Inc.

    The Board of Directors

KPMG AZSA LLC

Designated and Engagement Partner	Certified Public Accountant Teruhiko Tanaka

Designated and Engagement Partner	Certified Public Accountant Hisashi Niimura

The independent auditor has audited the non-consolidated financial statements, including the non-consolidated balance sheet, the non-consolidated statements of income, the non-consolidated statements of changes in equity and the notes to the non-consolidated financial statements, as well as the supporting schedules of D.A.Consortium Inc. for the 19th business year from April 1, 2015 to March 31, 2016, in accordance with Article 436, Paragraph 2, Item 1 of the Companies Act. The Company’s management is responsible for preparing the non-consolidated financial statements and the supporting schedules, and the independent auditor’s responsibility is to express an opinion on the non-consolidated financial statements and the supporting schedules based on its audit as an independent auditor.

Management’s Responsibility for the Non-consolidated Financial Statements and the Supporting Schedules

Management is responsible for the preparation and fair presentation of the non-consolidated financial statements and the supporting schedules in accordance with generally accepted accounting principles in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation of non-consolidated financial statements and the supporting schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the non-consolidated financial statements and the supporting schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the non-consolidated financial statements and the supporting schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the supporting schedules. The auditor selects and applies the procedures based on the auditor’s judgment including the assessment of the risk of material misstatement of the non-consolidated financial statements and the supporting schedules, whether due to fraud or error. The purpose of an audit of the non-consolidated financial statements and the supporting schedules is not to express an opinion on the effectiveness of the entity’s internal controls, but in making those risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the supporting schedules in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the supporting schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor’s Opinion

In the independent auditor’s opinion, the non-consolidated financial statements and the supporting schedules referred to above presents fairly, in all material respects, the non-consolidated financial position of the Company as of March 31, 2016 and the non-consolidated results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As stated in significant subsequent events, DAC and IREP Co., Ltd. resolved at their Board of Directors’ meetings held on May 11, 2016 to establish D.A.Consortium Holdings Inc., the wholly-owning parent company, effective October 3, 2016 (scheduled date) through a joint share transfer, and jointly created a strategic plan for the Share Transfer.

The said matter does not affect the opinions we have formed.

Interest

The independent auditor and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Auditors’ Report

Audit Report

The Board of Auditors discussed the performance of duties by Directors for the 19th business year from April 1, 2015 to March 31, 2016, based on the audit reports prepared by the respective Auditors, and prepared this Audit Report. The Board hereby reports the details as follows.

1.	Audit Method and Details by Auditors and the Board of Auditors

(1)	The Board of Auditors established audit policy and plans, etc. and received reports from each Auditor regarding the implementation of audits and results thereof, as well as reports from the Directors and independent auditors regarding the execution of their duties, and sought explanations as necessary.

(2)	Each Auditor conformed to the auditing standards as decided by the Board of Auditors, the auditing policy, and plans, etc.; held dialogues with Directors, the internal auditing department, and other employees, etc.; strove to establish an environment for collecting information and auditing; and, performed audits using the following approach.

(i)	Each Auditor attended Board of Directors’ and other important meetings; received reports from Directors, employees and other staff on the performance of their duties; requested explanations whenever necessary; inspected important written approvals and other documents; and examined the status of operations and assets at the headquarters and principal offices. Each Auditor also communicated and exchanged information with Directors and other staff of subsidiaries, and received reports from subsidiaries whenever necessary.

(ii)	Each Auditor also received reports on the establishment and the status of operations from Directors and employees, etc., and sought explanations as necessary to express opinions about the system, in order to ensure that the performance of duties of Directors as stated in the Business Report conforms to relevant laws and regulations and the Articles of Incorporation; and the status of operation of the system established based on details and resolutions of the Board of Directors concerning the establishment of the system stipulated in Article 100, Paragraph 1 and Paragraph 3 of the Enforcement Regulations of the Companies Act, which is required to ensure the appropriateness of the operations of the corporate group comprising the joint-stock company and its subsidiaries (internal control system), in compliance with the standards for audits by the Auditors of the internal control system as decided by the Board of Auditors.

(iii)	Each Auditor examined the contents of matters to be considered as provided for in Article 118, Item 5 (a) of the Ordinance for Enforcement of the Companies Act and the judgment and the reason provided for in (b) of the same Item, described in the Business Report, taking into consideration the status of deliberations at meetings of the Board of Directors and other meetings.

(iv)	The Board of Auditors monitored and verified whether the Accounting Auditor maintained independence and implemented appropriate audits; received reports from the Accounting Auditor on the performance of their duties, and sought explanations whenever necessary. Furthermore, the Board of Auditor received a notice from the Accounting Auditor that the “System for ensuring that duties are performed properly” (matters set forth in each item of Article 131 of the Company Accounting Regulations) is established in accordance with the “Quality Management Standards Regarding Audits” (Business Accounting Council; October 28, 2005) and other standards, and sought explanations whenever necessary.

Based on the above method, the Board of Auditors examined the business report and the supporting schedules, the non-consolidated financial statements (balance sheet, statements of income, statements of changes in equity, and notes to financial statements), the supporting schedules, and the consolidated financial statements (balance sheet, statements of income, statements of equity, and notes to financial statements) for the current business year.

2.	Audit Results

(1)	Audit Results of Business Report and Others

(i)	The Board of Auditors acknowledges that the business report and the supporting schedules fairly present the Company’s conditions in accordance with laws, regulations and the Articles of Incorporation.

(ii)	With regard to the performance of duties by Directors, the Board of Auditors finds no significant evidence of wrongful acts, nor violations of laws, regulations, or the Articles of Incorporation.

(iii)	The Board of Auditors acknowledges that the contents of the resolution by the Board of Directors concerning the internal control system is appropriate. In addition, the Board finds no matters on which to remark with regard to the performance of duties by Directors regarding the internal control system.

(iv)	Regarding transactions with the parent company, etc., as described in the Business Report, the Board of Auditors found no matters to be pointed out among matters that were considered not to harm the interests of the Company in implementing such transactions, and at the judgments and reasons thereof of the Board of Directors concerning whether such transactions will harm the interests of the Company.

(2)	Audit Results on the Non-consolidated Financial Statements and the Supporting Schedules

The Board of Auditors acknowledges that the audit method of the Accounting Auditor, KPMG AZSA LLC, and the results thereof are appropriate.

(3)	Audit Results of Consolidated Financial Statements

The Board of Auditors acknowledges that the audit method of the Accounting Auditor, KPMG AZSA LLC, and the results thereof are appropriate.

May 25, 2016

D.A.Consortium Inc.

Full-time Auditor	Kazuma Shindo

Auditor	Masanori Nishioka

Auditor	Hiroshi Mizukami
(Note) Full-time Auditor Kazuma Shindo and Auditor Hiroshi Mizukami are Outside Auditors provided for in Article 2, Item 16 and Article 335, Paragraph 3 of the Companies Act.